PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2004
(TO PROSPECTUS DATED AUGUST 12, 2004)

                                  $360,000,000
                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

                           RAMP SERIES 2004-RZ3 TRUST
                                     ISSUER

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2004-RZ3

OFFERED CERTIFICATES

The trust will consist primarily of a pool of one- to two-family fixed- and adjustable-rate residential first lien mortgage loans divided into two loan groups. The trust will issue ten classes of senior certificates, the Class A Certificates, and eight classes of subordinate certificates, the Class M Certificates, which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates consists of:

     excess cash flow and overcollateralization;

     cross-collateralization; and

     subordination provided to the Class A Certificates by the related Class M Certificates, and subordination provided to the Class M Certificates by each class of related Class M Certificates with a lower distribution priority.

  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
  PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales of the offered certificates in market making transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The underwriters identified below will offer the offered certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 100.51% of the principal balance of the offered certificates, plus accrued interest on the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class M-I Certificates, before deducting expenses.

RBS GREENWICH CAPITAL                                        GMAC RFC SECURITIES

         Important Notice About Information Presented in this Prospectus
                   Supplement and the Accompanying Prospectus

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                                Table of Contents

                                                                            Page
                                                                           -----
SUMMARY......................................................................S-4
RISK FACTORS................................................................S-14
   Risks Associated with the Mortgage Loans.................................S-14
   Limited Obligations......................................................S-17
   Liquidity Risks..........................................................S-17
   Bankruptcy Risks.........................................................S-18
   Special Yield and Prepayment Considerations..............................S-18
INTRODUCTION................................................................S-24
DESCRIPTION OF THE MORTGAGE POOL............................................S-24
   General..................................................................S-24
   Compliance with Local, State and Federal Laws............................S-26
   Balloon Mortgage Loans...................................................S-27
   Mortgage Rate Adjustment of the Group II Loans...........................S-27
   Group I Loan Characteristics.............................................S-28
   Group II Loan Characteristics............................................S-36
   Standard Hazard Insurance and Primary Mortgage Insurance.................S-46
   The Home Solution Program................................................S-46
   Underwriting Standards...................................................S-46
   Residential Funding......................................................S-48
   Servicing................................................................S-48
   Additional Information...................................................S-49
DESCRIPTION OF THE CERTIFICATES.............................................S-49
   General..................................................................S-49
   Book-Entry Certificates..................................................S-50
   Glossary of Terms........................................................S-52
   Distributions on the Offered Certificates................................S-65
   Multiple Loan Group Structure............................................S-65
   Interest Distributions...................................................S-65
   Determination of One-Month LIBOR.........................................S-66
   Principal Distributions..................................................S-67
   Overcollateralization Provisions.........................................S-69
   Allocation of Losses.....................................................S-71
   Advances.................................................................S-73
   Limited Mortgage Loan Purchase Right.....................................S-74
YIELD AND PREPAYMENT CONSIDERATIONS.........................................S-74
   General..................................................................S-74
   Prepayment Considerations................................................S-74
   Allocation of Principal Distributions....................................S-76
   Realized Losses and Interest Shortfalls..................................S-77
   Pass-Through Rates.......................................................S-78
   Purchase Price...........................................................S-79
   Class A-I-6 Certificates Yield Considerations............................S-79
   Class A-IO Certificates Yield Considerations.............................S-79
   Final Scheduled Distribution Dates.......................................S-80
   Weighted Average Life....................................................S-81
POOLING AND SERVICING AGREEMENT............................................S-101
   General.................................................................S-101
   The Master Servicer.....................................................S-101
   Servicing and Other Compensation and Payment of Expenses................S-103
   Voting Rights...........................................................S-103
   Termination.............................................................S-103
METHOD OF DISTRIBUTION.....................................................S-104
USE OF PROCEEDS............................................................S-106
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................S-106
STATE AND OTHER TAX CONSEQUENCES...........................................S-108
ERISA CONSIDERATIONS.......................................................S-108
LEGAL INVESTMENT...........................................................S-110
LEGAL MATTERS..............................................................S-110
RATINGS....................................................................S-110
ANNEX I......................................................................I-1

--------------------------------------------------------------------------------

                                     Summary

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust.....................   RAMP Series 2004-RZ3 Trust.

Title of the offered certificates...   Mortgage Asset-Backed Pass-Through
                                       Certificates, Series 2004-RZ3.

Depositor...........................   Residential Asset Mortgage Products,
                                       Inc., an affiliate of Residential Funding
                                       Corporation.

Master servicer.....................   Residential Funding Corporation.

Trustee.............................   JPMorgan Chase Bank.

Mortgage pool.......................   2,378 fixed and adjustable-rate mortgage
                                       loans with an aggregate principal balance
                                       of approximately $360,017,921 as of the
                                       close of business on the day prior to the
                                       cut-off date, secured by first liens on
                                       one- to two-family residential
                                       properties.

Cut-off date........................   September 1, 2004.

Closing date........................   On or about September 29, 2004.

Distribution dates..................   Beginning on October 25, 2004 and
                                       thereafter on the 25th of each month or,
                                       if the 25th is not a business day, on the
                                       next business day.

Form of offered certificates........   Book-entry.

                                       See "Description of the
                                       Certificates--Book-Entry Certificates" in this prospectus supplement.

Minimum denominations...............   Class A, other than the Class A-IO, Class
                                       M-I-1 and Class M-II-1 Certificates,
                                       $25,000. Class M-I-2, Class M-I-3, Class
                                       M-I-4, Class M-II-2, Class M-II-3 and
                                       Class M-II-4 Certificates, $250,000. For
                                       the Class A-IO Certificates, $2,000,000
                                       notional amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA Considerations................   The offered certificates may be eligible
                                       for purchase by persons investing assets
                                       of employee benefit plans or individual
                                       retirement accounts, subject to important
                                       considerations.

                                       See "ERISA Considerations" in this
                                       prospectus supplement and in the
                                       accompanying prospectus.

Legal investment....................   The offered certificates will not be
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984.

                                       See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

                                               Offered Certificates
------------------------------------------------------------------------------------------------------------------
                                 Initial Certificate
         Pass-Through                 Principal        Initial Rating                             Final Scheduled
 Class       Rate                      Balance          (S&P/Moody's)        Designations        Distribution Date
------------------------------------------------------------------------------------------------------------------
Class A-I Certificates:
------------------------------------------------------------------------------------------------------------------
 A-I-1    Adjustable               $    56,735,000         AAA/Aaa      Senior/Adjustable Rate       April 2024
------------------------------------------------------------------------------------------------------------------
 A-I-2      3.420%                 $    24,124,000         AAA/Aaa         Senior/Fixed Rate        October 2027
------------------------------------------------------------------------------------------------------------------
 A-I-3      3.860%                 $    25,230,000         AAA/Aaa         Senior/Fixed Rate        January 2031
------------------------------------------------------------------------------------------------------------------
 A-I-4      4.572%                 $    22,038,000         AAA/Aaa         Senior/Fixed Rate          May 2033
------------------------------------------------------------------------------------------------------------------
 A-I-5      5.328%                 $    13,148,000         AAA/Aaa         Senior/Fixed Rate         July 2034
------------------------------------------------------------------------------------------------------------------
 A-I-6      4.630%                 $    13,000,000         AAA/Aaa          Senior/Lockout/           May 2034
                                                                              Fixed Rate
------------------------------------------------------------------------------------------------------------------
A-I-IO      3.500%                 $             0         AAA/Aaa       Senior/Interest Only      September 2006
------------------------------------------------------------------------------------------------------------------
Total Class A-I Certificates       $   154,275,000
------------------------------------------------------------------------------------------------------------------
Class A-II Certificates
------------------------------------------------------------------------------------------------------------------
A-II-1    Adjustable               $    81,719,000         AAA/Aaa      Senior/Adjustable Rate       June 2024
------------------------------------------------------------------------------------------------------------------
A-II-2    Adjustable               $    61,228,000         AAA/Aaa      Senior/Adjustable Rate     February 2032
------------------------------------------------------------------------------------------------------------------
A-II-3    Adjustable               $    24,253,000         AAA/Aaa      Senior/Adjustable Rate       July 2034
------------------------------------------------------------------------------------------------------------------
Total Class A-II Certificates:     $   167,200,000
------------------------------------------------------------------------------------------------------------------
Total Class A Certificates         $   321,475,000
------------------------------------------------------------------------------------------------------------------
Class M-I Certificates:
------------------------------------------------------------------------------------------------------------------
 M-I-1      5.042%                 $     6,800,000          AA/Aa2       Mezzanine/Fixed Rate      September 2034
------------------------------------------------------------------------------------------------------------------
 M-I-2      5.437%                 $     5,100,000           A/A2        Mezzanine/Fixed Rate      September 2034
------------------------------------------------------------------------------------------------------------------
 M-I-3      5.685%                 $     2,125,000        BBB+/Baa1      Mezzanine/Fixed Rate      September 2034
------------------------------------------------------------------------------------------------------------------
 M-I-4      5.750%                 $     1,700,000        BBB/Baa2       Mezzanine/Fixed Rate      September 2034
------------------------------------------------------------------------------------------------------------------
Total Class M-I Certificates       $    15,725,000
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class M-II Certificates
------------------------------------------------------------------------------------------------------------------
M-II-1    Adjustable               $    10,450,000         AA/Aa2             Mezzanine/           September 2034
                                                                            Adjustable Rate
------------------------------------------------------------------------------------------------------------------
M-II-2    Adjustable               $     7,125,000          A/A2              Mezzanine/           September 2034
                                                                            Adjustable Rate
------------------------------------------------------------------------------------------------------------------
M-II-3    Adjustable               $     3,325,000        BBB+/Baa1           Mezzanine/           September 2034
                                                                            Adjustable Rate
------------------------------------------------------------------------------------------------------------------
M-II-4    Adjustable               $     1,900,000        BBB/Baa2            Mezzanine/           September 2034
                                                                            Adjustable Rate
------------------------------------------------------------------------------------------------------------------
Total Class M-II Certificates:     $    22,800,000
------------------------------------------------------------------------------------------------------------------
Total Class M Certificates         $    38,525,000
------------------------------------------------------------------------------------------------------------------
Total Offered Certificates:        $   360,000,000
------------------------------------------------------------------------------------------------------------------

                                             Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------
 SB-I        N/A                   $      1,073.40           N/A              Subordinate               N/A
------------------------------------------------------------------------------------------------------------------
 SB-II       N/A                   $     16,847.23           N/A              Subordinate               N/A
------------------------------------------------------------------------------------------------------------------
  R-I        N/A                            N/A              N/A               Residual                 N/A
------------------------------------------------------------------------------------------------------------------
 R-II        N/A                            N/A              N/A               Residual                 N/A
------------------------------------------------------------------------------------------------------------------
 R-III       N/A                            N/A              N/A               Residual                 N/A
------------------------------------------------------------------------------------------------------------------
 R-IV        N/A                            N/A              N/A               Residual                 N/A
------------------------------------------------------------------------------------------------------------------
 R-V         N/A                            N/A              N/A               Residual                 N/A
------------------------------------------------------------------------------------------------------------------
Total Class SB and
Class R Certificates:              $     17,920.63
------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:          $360,017,920.63
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Information:

Class A-I-1 Certificates:

The pass-through rate on the Class A-I-1 Certificates will be the lesser of:

     o    a per annum rate equal to one-month LIBOR plus 0.18% per annum; and

     o the weighted average of the net mortgage rates of the group I loans, adjusted for the interest payable on the Class A-IO Certificates, adjusted to an actual over 360-day rate.

Class A-I Certificates (other than Class A-I-1 Certificates) and Class M-I
Certificates:

The pass-through rate on the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates will be the lesser of:

     o    the fixed rate per annum indicated above; and

     o the weighted average of the net mortgage rates of the mortgage loans in loan group I, adjusted for the interest payable on the Class A-IO Certificates.

Class A-I-5 Certificates:

Beginning on the second distribution date after the first possible optional termination date for the mortgage loans in loan group I, the fixed rate indicated above for the Class A-I-5 Certificates will increase by a per annum rate equal to 0.50%.

Class A-II Certificates and Class M-II Certificates:

The pass-through rate on the Class A-II-1, Class A-II-2, Class A-II-3, Class M-II-1, Class M-II-2, Class M-II-3 and Class M-II-4 Certificates will be the lesser of:

     o    a per annum rate equal to one-month LIBOR plus the related margin; and

     o the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to an actual over 360-day rate.

                                 Related Margin

 Class    (1)     (2)
------   -----   ------
A-II-1   0.170%  0.340%
A-II-2   0.300%  0.600%
A-II-3   0.530%  1.060%
M-II-1   0.620%  0.930%
M-II-2   1.100%  1.650%
M-II-3   1.750%  2.625%
M-II-4   1.850%  2.775%

----------
(1) Initially.

(2) On or after the second distribution date after the first possible optional termination date for the mortgage loans in loan group II.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class A-IO Certificates:

The pass-through rate for the Class A-IO Certificates will be the fixed rate per annum indicated above for the October 2004 through September 2006 distribution dates. The Class A-IO Certificates will only be entitled to interest for the first 24 distribution dates.

The Class A-IO Certificates do not have a principal balance and will not receive distributions in respect of principal. For the purpose of calculating interest distributions, interest will accrue on a notional amount equal to the lesser of
(i) the amount set forth on the schedule of notional amounts contained in this prospectus supplement and (ii) the outstanding stated principal balance of the mortgage loans in loan group I for the related period. See the definition of "Notional Amount" under the heading "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust with respect to the Series 2004-RZ3 Certificates. On the closing date, the depositor will deposit the pool of mortgage loans, which will be divided into two groups based on the characteristics described in this prospectus supplement, into the trust. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans to be deposited into the trust will be divided into two loan groups. Loan group I consists of fixed rate mortgage loans and loan group II consists of adjustable rate mortgage loans. The mortgage loans have the following characteristics as of the cut-off date:

Loan Group I

--------------------------------------------------------------------------------

                                                                       Weighted
                                                        Range           Average
                                                 -------------------   --------
Principal balance                                $19,778 to $567,600   $141,432*
Mortgage rate                                    6.375% to 10.125%     7.9387%
Remaining term to stated maturity (months)       176 to 360            356
Loan-to-value ratio                              91% to 107%           103%

* Principal balance is an average
--------------------------------------------------------------------------------

Loan Group II

--------------------------------------------------------------------------------

                                                                        Weighted
                                                        Range           Average
                                                 -------------------   ---------
Principal balance                                $10,837 to $589,000   $161,579*
Mortgage rate                                    5.75% to 9.125%       7.2291%
Remaining term to stated maturity (months)       354 to 360            358
Loan-to-value ratio                              93% to 107%           102%

* Principal balance is an average
--------------------------------------------------------------------------------

The interest rate on each mortgage loan in loan group II will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were originated under Residential Funding's Home Solution program. The underwriting standards for the Home Solution program are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

Approximately 0.4% of the group I mortgage loans are balloon loans, which require a substantial portion of the original principal amount to be paid on the respective scheduled maturity date.

See "Description of the Mortgage Pool--Balloon Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The Class A-I Certificates and Class M-I Certificates will relate to and will receive distributions primarily from loan group I. The Class A-II Certificates and Class M-II Certificates will relate to and will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

receive distributions primarily from loan group II. The amounts available for distribution will include:

o collections of monthly payments on the related mortgage loans, including prepayments and other unscheduled collections, plus

o advances for delinquent payments on the mortgage loans in the related loan group, minus

o fees and expenses of the subservicers and the master servicer for the related loan group, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of Distributions. Distributions to the certificateholders will be made from the available amount from each loan group as follows:

o    distribution of interest to the related offered certificates;

o distribution of principal collections as principal distributions to the related offered certificates, other than the Class A-IO Certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement:

o distribution of principal to the related, and then the non-related, offered certificates, other than the Class A-IO Certificates, to cover realized losses, as specified herein;

o commencing on the distribution date in April 2005, distribution of additional principal on the related, and then the non-related, offered certificates other than the Class A-IO certificates, from excess interest on the mortgage loans, until the applicable required overcollateralization is reached;

o distribution to the related, and then the non-related, offered certificates, in respect of prepayment interest shortfalls for that distribution date;

o distribution to the related, and then the non-related, offered certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;

o distribution to the related, and then the non-related, offered certificates, in respect of basis risk shortfall carryforward amounts or net wac cap shortfall carryforward amounts, if any, caused by application of the related net weighted average cap rate;

o distribution to the related, and then the non-related, offered certificates, in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o distribution to the related, and then to the non-related, offered certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

o    distribution of any remaining funds to the Class SB Certificates.

See "Description of the Certificates--Interest Distributions," "--Principal Distributions" and "--Overcollateralization Provisions" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Interest Distributions. The amount of interest owed to each class of offered certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates multiplied by

o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o in the case of the offered certificates, other than the Class A-I-1, Class A-II and Class M-II Certificates, 1/12th, and in the case of the Class A-I-1, Class A-II and Class M-II Certificates, the actual number of days in the related interest accrual period divided by 360, minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of Principal. Principal distributions on the offered certificates, other than the Class A-IO Certificates, made from principal payments on the related mortgage loans will be allocated among the various classes of offered certificates, as described in this prospectus supplement.

In addition, the offered certificates, other than the Class A-IO Certificates, will receive a distribution of principal to the extent of any excess cash flow from the related mortgage loans available to cover losses and then, commencing on the distribution date in April 2005, to increase the amount of overcollateralization until the required amount of overcollateralization is reached, as and to the extent described in this prospectus supplement. The Class A-IO Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow. Because more interest with respect to the mortgage loans in a loan group is payable by the mortgagors than is expected to be necessary to pay the interest on the related offered certificates each month, there may be excess cash flow with respect to that loan group. Some of this excess cash flow may be used to protect the related offered certificates and then the non-related offered certificates, other than the Class A-IO Certificates, against some realized losses by making an additional distribution of principal up to the amount of the realized losses.

Overcollateralization. On the closing date, the trust will issue an aggregate principal amount of offered certificates related to each loan group which is approximately equal to the aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date. On each distribution date, commencing on the distribution date in April 2005, to the extent not used to cover realized losses, excess cash flow with respect to a loan group will be used to pay principal to the related offered certificates, other than the Class A-IO Certificates, and then, as and to the extent described in this prospectus supplement, to the non-related offered certificates, other than the Class A-IO Certificates, reducing the aggregate principal amount of the offered certificates below the aggregate principal balance of the mortgage loans, to the extent necessary to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

reach the required overcollateralization amount for the related group. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow.

Subordination. With respect to each loan group, if one or more classes of the related Class M Certificates remain outstanding, losses on the related mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the class of related Class M Certificates with the lowest distribution priority, and the other related classes of certificates will not bear any portion of such losses. If none of the related Class M Certificates are outstanding, all such losses will be allocated to the related Class A Certificates, other than the Class A-IO Certificates, as described in this prospectus supplement.

Advances

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans in either loan group I or loan group II after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans in that loan group as of the cut off date, the master servicer may, but will not be required to:

o purchase from the trust all of the remaining mortgage loans in that loan group and cause an early retirement of the related certificates;

     or

o    purchase all of the certificates related to that loan group.

The optional termination price paid by the master servicer with respect to either loan group will also include certain amounts owed by Residential Funding as seller of the related mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the related mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any certificates will cause the outstanding principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ratings

When issued, the offered certificates will receive the ratings not lower than those listed on pages S-5 and S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-IO Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as five REMICs. In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the certificates will be treated as representing ownership of REMIC regular interests and will be treated as representing ownership of debt for federal income tax purposes to the extent that they represent ownership of REMIC regular interests. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R certificates will be the sole residual interest in the related real estate mortgage investment conduit.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  Risk Factors

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risks Associated with the Mortgage Loans

Underwriting standards may       The mortgage loans were underwritten pursuant
affect the risk of loss on the   to the Home Solution program.
mortgage loans.

                                 Generally, the mortgage loans have been
                                 originated using the underwriting standards of the Home Solution program are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie
                                 Mac or the depositor's affiliate, Residential
                                 Funding Mortgage Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                 Examples include:

                                 o mortgage loans with loan-to-value ratios of up to 107% are permitted;

                                 o mortgage loans are made to borrowers who have high debt to-income ratios (i.e., the amount of debt the borrower owes represents a large portion of his or her income); and

                                 o    most mortgage loans do not have primary
                                      mortgage insurance policies.

                                 See "Description of the Mortgage
                                 Pool--Underwriting Standards" in this
                                 prospectus supplement.

The return on your               The Servicemembers Civil Relief Act, formerly
certificates could be reduced    known as the Soldiers' and Sailors' Civil
by shortfalls due to the         Relief Act of 1940, or Relief Act, provides
Servicemembers Civil Relief      relief to borrowers who enter active military
Act.                             service and to borrowers in reserve status who
                                 are called to active duty after the origination
                                 of their mortgage loan. Current or future
                                 military operations of the United States may
                                 increase the number of borrowers who may be in
                                 active military service, including persons in
                                 reserve status who may be called to active
                                 duty. The Relief Act provides generally that a
                                 borrower who is covered by the Relief Act may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. Any resulting interest
                                 reductions are not required to be paid by the
                                 borrower at any future time. The master
                                 servicer is not required to advance these
                                 amounts. Interest reductions on the mortgage
                                 loans due to the application of the Relief Act
                                 or similar legislation or regulations will
                                 reduce the amount of interest payable on the
                                 offered certificates. Those interest shortfalls
                                 will not be covered by any source except that
                                 interest shortfalls arising under the Relief
                                 Act in an interest accrual period may be
                                 covered by excess cash flow in that interest
                                 accrual period in the manner and priority
                                 described under "Description of the
                                 Certificates--Overcollateralization Provisions"
                                 in this prospectus supplement.

                                 The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

                                 We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                 See "Certain Legal Aspects of the
                                 Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

Some of the mortgage loans       Approximately 0.4% of the mortgage loans in
provide for large payments at    loan group I are balloon loans, which are not
maturity.                        fully amortizing over their terms to maturity
                                 and, thus, will require substantial principal
                                 payments (i.e., a balloon payment) at their
                                 stated maturity.

                                 Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

                                 See "Description of the Mortgage Pool--Balloon
                                 Mortgage Loans" in this prospectus supplement.

The return on the offered        One risk associated with investing in
certificates may be              mortgage-backed securities is created by any
particularly sensitive to        concentration of the related properties in one
changes in real estate markets   or more specific geographic regions.
in specific regions.             Approximately 9.7% of the mortgage loans in
                                 loan group I are located in Florida, and
                                 approximately 10.6% of the mortgage loans in
                                 loan group II are located in California. If the
                                 regional economy or housing market weakens in
                                 Florida or California, or in any other region
                                 having a significant concentration of
                                 properties underlying the mortgage loans, the
                                 mortgage loans in that region may experience
                                 high rates of loss and delinquency resulting in
                                 losses allocated to the offered certificates. A
                                 region's economic condition and housing market
                                 may be adversely affected by a variety of
                                 events, including natural disasters such as
                                 earthquakes, hurricanes, floods and eruptions,
                                 and civil disturbances such as riots, by
                                 disruptions such as ongoing power outages or
                                 terrorist actions or acts of war.

                                 Various hurricanes that have struck the
                                 southeast portion of the United States during the months of August and September 2004 may have adversely affected any mortgaged properties located in that area. Residential
                                 Funding will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date due to those hurricanes and that damage materially adversely affects the value of or the interests of the certificateholders in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been or may be affected by the hurricanes and therefore whether the payment experience on any of the mortgage loans will be affected.

Limited Obligations

Payments on the mortgage loans   Credit enhancement includes excess cash flow,
and the other assets of the      overcollateralization, cross-collateralization,
trust are the sole source of     and with respect to the Class A Certificates,
distributions on your            the subordination provided by the related Class
certificates.                    M Certificates, and with respect to the Class M
                                 Certificates, the subordination provided by any
                                 related Class M Certificates with a lower
                                 distribution priority, in each case as
                                 described in this prospectus supplement.
                                 Therefore, if there is no excess cash flow, and
                                 the aggregate amount of overcollateralization
                                 is reduced to zero, subsequent losses generally
                                 will be allocated to the most subordinate
                                 related Class M Certificates, in each case
                                 until the principal balance of such class has
                                 been reduced to zero.

                                 None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these losses.

                                 See "Description of the
                                 Certificates--Allocation of Losses" in this prospectus supplement.

Liquidity Risks

You may have to hold your        A secondary market for your offered
certificates to maturity if      certificates may not develop. Even if a
their marketability is           secondary market does develop, it may not
limited.                         continue, or it may be illiquid. Neither the
                                 underwriters nor any other person will have any
                                 obligation to make a secondary market in your
                                 certificates. Illiquidity means you may not be
                                 able to find a buyer to buy your securities
                                 readily or at prices that will enable you to
                                 realize a desired yield. Illiquidity can have
                                 an adverse effect on the market value of the
                                 offered certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Withdrawal or downgrading of     A security rating is not a recommendation to
initial ratings will likely      buy, sell or hold securities. Similar ratings
reduce the prices for            on different types of securities do not
certificates.                    necessarily mean the same thing. We recommend
                                 that you

                                 analyze the significance of each rating
                                 independently from any other rating. Any rating agency may change its rating of the offered certificates after the offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

Bankruptcy Risks

Bankruptcy proceedings could     The transfer of the mortgage loans from the
delay or reduce distributions    seller to the depositor is intended by the
on the offered certificates.     parties to be and has been documented as a
                                 sale; however, the seller will treat the
                                 transfer of the mortgage loans as a secured
                                 financing for accounting purposes. If the
                                 seller were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the mortgage loans as a loan secured by
                                 the mortgage loans or to consolidate the
                                 mortgage loans with the assets of the seller.
                                 Any such attempt could result in a delay in or
                                 reduction of collections on the mortgage loans
                                 available to make distributions on the offered
                                 certificates. The risk of such a
                                 recharacterization with respect to the mortgage
                                 loans may be increased by the seller's
                                 treatment of the transfer of these mortgage
                                 loans as a secured financing for accounting
                                 purposes. See "Description of the
                                 Certificates--Limited Mortgage Loan Purchase
                                 Right" in this prospectus supplement.

Special Yield and Prepayment Considerations

The yield to maturity on your    The yield to maturity on your certificates will
certificates will vary           depend on a variety of factors, including:
depending on various factors.

                                 o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties,

                                 o    allocation of principal distributions
                                      among the various classes of certificates,

                                 o realized losses and interest shortfalls on the mortgage loans,

                                 o    the pass-through rate for your
                                      certificates, and

                                 o    the purchase price you paid for your
                                      certificates.

                                 The rates and timing of prepayment and default are two of the most important and least predictable of these factors.

                                 In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the   Since mortgagors can generally prepay their
mortgage loans will vary         mortgage loans at any time, the rate and timing
depending on future market       of principal distributions on the offered
conditions and other factors.    certificates entitled to receive principal are
                                 highly uncertain. Generally, when market
                                 interest rates increase, mortgagors are less
                                 likely to prepay their mortgage loans. This
                                 could result in a slower return of principal to
                                 you at a time when you might have been able to
                                 reinvest those funds at a higher rate of
                                 interest than the applicable pass-through rate.
                                 On the other hand, when market interest rates
                                 decrease, borrowers are generally more likely
                                 to prepay their mortgage loans. This could
                                 result in a faster return of principal to you
                                 at a time when you might not be able to
                                 reinvest those funds at an interest rate as
                                 high as the applicable pass-through rate.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.
                                 These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

                                 Approximately 54.6% and 58.5% of the mortgage loans in loan group I and loan group II, respectively, provide for payment of a prepayment charge during a specified period.
                                 Prepayment charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

                                 See "Description of the Mortgage Pool--Mortgage
                                 Loan Characteristics" and "Yield and Prepayment
                                 Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

Some of the mortgage loans may   Approximately 1.5% and 5.0% of the Group I
be subject to an Illinois        Loans and Group II Loans, respectively, may
statute governing interest       fall within the scope of certain provisions of
rates and origination fees.      an Illinois statute governing interest rates
                                 and origination fees. The scope and application
                                 of this Illinois law has recently been called
                                 into question by an Illinois appellate court
                                 decision. To the extent it is determined that
                                 any mortgage

                                 loan was originated in violation of Illinois law, the seller will be required to cure the breach, or repurchase or substitute for the mortgage loan. Any such repurchase may result in a faster return of principal at a time when you might not be able to invest those funds at an interest rate as high as the applicable pass-through rate.

                                 See "Description of the Mortgage
                                 Pool--Compliance with Local, State and Federal
                                 Laws" in this prospectus supplement.

The Class A Certificates,        The Class A Certificates, other than the Class
other than the Class A-IO        A-IO Certificates, are subject to various
Certificates, are subject to     priorities for distribution of principal as
different distribution           described in this prospectus supplement.
priorities.                      Distributions of principal on the Class A
                                 Certificates having an earlier priority of
                                 distribution will be affected by the rates of
                                 prepayment of the related mortgage loans early
                                 in the life of the mortgage pool. Those classes
                                 of Class A Certificates with a later priority
                                 of distribution will be affected by the rates
                                 of prepayment of the related mortgage loans
                                 experienced both before and after the
                                 commencement of principal distributions on such
                                 classes.

The Class A-I-6 Certificates     It is not expected that the Class A-I-6
may not receive their pro rata   Certificates will receive any distributions of
portion of principal             principal until the distribution date in
distributions.                   October 2007. Until the distribution date in
                                 October 2010, the Class A-I-6 Certificates may
                                 receive a portion of principal distributions
                                 that is smaller than its pro rata share of
                                 principal distributions. On and after the
                                 distribution date in October 2011, the Class
                                 A-I-6 Certificates will receive an amount
                                 greater than its pro rata share of principal
                                 distributions.

                                 See "Description of the Certificates--Principal
                                 Distributions" in this prospectus supplement.

The pass-through rates on the    The pass-through rates on the Class A-I
offered certificates, other      Certificates, other than the Class A-IO
than the Class A-IO              Certificates, and the Class M-I Certificates
Certificates, are subject to a   are subject to a cap equal to the weighted
weighted average net rate cap.   average of the net mortgage rates of the
                                 mortgage loans in loan group I, adjusted to
                                 account for the interest payable at the
                                 pass-through rate on the Class A-IO
                                 Certificates, and, in the case of the Class
                                 A-I-1 Certificates, adjusted to an actual over
                                 360-day rate. Therefore, the prepayment of the
                                 mortgage loans in loan group I with higher
                                 mortgage rates may result in a lower
                                 pass-through rate on the Class A-I
                                 Certificates, other than the Class A-IO
                                 Certificates, and the Class M-I Certificates.

                                 As the aggregate principal balance of the mortgage loans in loan group I is reduced by distributions of principal, including prepayments and the proceeds of liquidations of defaulted mortgage loans, the portion of the total amount of interest generated by those mortgage loans that is used to pay interest on the Class A-IO Certificates may increase. A rapid rate of prepayments on the mortgage loans in loan group I before the end of the first 24 distribution dates may lower the pass-through rate cap applicable to the Class A-I
                                 Certificates, other than the Class A-IO
                                 Certificates, and the Class M-I Certificates increasing the likelihood that the cap will limit the pass-through rates on one or more classes of the Class A-I Certificates, other than the Class A-IO Certificates, and Class M-I
                                 Certificates.

                                 The pass-through rate on the Class A-II
                                 Certificates and the Class M-II Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to an actual over 360-day rate. Therefore, the prepayment of the mortgage loans in loan group II with higher mortgage rates may result in a lower pass-through rate on the Class A-II
                                 Certificates and the Class M-II Certificates.

                                 In addition, because the initial mortgage rates on the group II loans are fixed, the weighted average net mortgage rate on the group II loans may initially be less than it will be once the group II loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the group II loans have adjusted to their fully-indexed rate, there is a greater risk that the pass through rate on the Class A-II Certificates and Class M-II
                                 Certificates may be limited by the weighted average net mortgage rate on the group II loans.

                                 To the extent the pass-through rate on any of class of offered certificates is subject to a cap as described above, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. The shortfalls described above will only be payable from any excess cash flow available for that purpose as described in this prospectus supplement. These shortfalls may remain unpaid on the related optional termination date or, if an optional termination is not exercised, on the final distribution date.

                                 In addition, when the weighted average of the net mortgage rates applies, there may be little or no excess cash flow to cover losses and to create additional overcollateralization, if needed.

                                 No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from a cap at the weighted average of the net mortgage rates will be sufficient for that purpose.

Holders of the Class A-IO        The yield to maturity of the Class A-IO
Certificates could fail to       Certificates will become extremely sensitive to
fully recover their initial      the rate of principal prepayment on the
investments.                     mortgage loans in loan group I if their
                                 notional amount is reduced to the aggregate
                                 principal balance of those mortgage loans.
                                 Investors in the Class A-IO Certificates should
                                 fully consider the risk that an extremely rapid
                                 rate of principal prepayment on the mortgage
                                 loans in loan group I could result in the
                                 failure of such investors to fully recover
                                 their investments.

The Class M Certificates have    The yields to investors in the Class M
different yield and              Certificates will be sensitive to the rate and
distribution considerations.     timing of losses on the related mortgage loans,
                                 to the extent not covered by excess cash flow
                                 or overcollateralization. Losses, to the extent
                                 not covered by excess cash flow or
                                 overcollateralization, will be allocated to the
                                 most subordinate related class of Class M
                                 Certificates outstanding.

The recording of mortgages in    The mortgages or assignments of mortgage for
the name of MERS may affect      some of the mortgage loans have been or may be
the yield on the offered         recorded in the name of Mortgage Electronic
certificates.                    Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. Subsequent assignments of those
                                 mortgages are registered electronically through
                                 the MERS'r' System. However, if MERS
                                 discontinues the MERS'r' System and it becomes
                                 necessary to record an assignment of the
                                 mortgage to the trustee, then any related
                                 expenses shall be paid by the trust and will
                                 reduce the amount available to pay principal of
                                 and interest on the outstanding class or
                                 classes of certificates.

                                 The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                 For additional information regarding MERS and the MERS'r' System, see "Description of the Mortgage Pool--General" and "Yield and
                                 Prepayment Considerations" in this prospectus supplement and "Description of the
                                 Securities--Assignment of Loans" in the
                                 prospectus.

                                  Introduction

     The depositor will establish a trust with respect to Series 2004-RZ3 on the closing date, under a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by first lien one- to two-family residential properties, divided into two groups.

     You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" in the prospectus and under the caption "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

                        Description of the Mortgage Pool

General

     The mortgage pool will consist of 2,378 fixed-rate and adjustable-rate mortgage loans with an aggregate unpaid principal balance of approximately $360,017,921 as of the cut-off date after deducting payments of principal due during the month of the cut-off date. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to two-family residential real properties. The mortgage pool will consist of two groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two groups are referred to as the Group I Loans and the Group II Loans. Approximately 1.4% of the Group I Loans and 1.8% of the Group II Loans have a due date other than the first of each month. The Group I Loans will consist of fixed-rate mortgage loans. The Group II Loans will consist of adjustable rate mortgage loans.

     All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date after deducting payments due during the month of the cut off date, unless otherwise indicated.

     The mortgage loans will consist of mortgage loans with original terms to maturity of not more than 30 years except, with respect to approximately 1.3% of Group I Loans, for which the original term to maturity is not more than 15 years.

     The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders. However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of that breach also constitutes fraud in the origination of such affected mortgage loan. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties, except to the extent that (i) the substance of any of its representations and warranties regarding a mortgage loan also constitutes fraud in the origination of the mortgage loan or (ii) the seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the sellers to the limited extent described above. See "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans" in the prospectus.

     Approximately 54.6% and 58.5% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge. As to most of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount specified in the related mortgage loan but not to exceed the maximum amount permitted by state law.

     Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. See "Yield and Prepayment Considerations--Prepayment Considerations" in this prospectus supplement and "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In connection with the mortgage loans secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things:

     o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

     o residential property in such area consisting of leasehold estates is readily marketable;

     o the lease is recorded and no party is in any way in breach of any provision of such lease;

     o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

     o the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

     As of the cut-off date, none of the mortgage loans are currently 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

     The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS'r' System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 92.3% and 90.8% of the Group I Loans and Group II Loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

Compliance with Local, State and Federal Laws

     Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

     o None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act.

     o Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

     o None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

     o None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

     o None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

     Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

     A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent court ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of that provision of the Illinois statute.

     Approximately 1.5% and 5.0% of the Group I Loans and Group II Loans, respectively, are secured by properties in the State of Illinois and have interest rates in excess of 8.00% per annum, which means these loans may be subject to the Illinois statute. If any of these mortgage loans are found to have been originated in violation of Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

     Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

     See "Certain Legal Aspects of the Loans" in the prospectus.

Balloon Mortgage Loans

     Approximately 0.4% of the Group I Loans are balloon loans, which require monthly payments of principal generally based on a 30-year amortization schedule and generally have scheduled maturity dates of fifteen years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date, or balloon payment. The existence of a balloon payment generally will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the seller, the depositor, the master servicer or the trustee is obligated to refinance any balloon loan.

Mortgage Rate Adjustment of the Group II Loans

     Approximately 40.0% of the Group II Loans will remain fixed for a period of two years after origination and approximately 60.0% of the Group II Loans will remain fixed for a period of three years after origination. Thereafter, the mortgage rate on each Group II Loan will adjust annually on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such Group II Loan as set forth in the related mortgage note. The mortgage rate on a Group II Loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each Group II Loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

     The index for all of the Group II Loans will be the Twelve-Month LIBOR Index. The Twelve-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for twelve-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published by the Wall Street Journal and as most recently available as of the date forty-five days prior to the adjustment date.

     The Twelve-Month LIBOR Index is referred to in this prospectus supplement as an index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

     The initial mortgage rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a Group II Loan, the related mortgage rate will generally increase on the first adjustment date following origination of the Group II Loan subject to the periodic rate cap. The repayment of the Group II Loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Group II Loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these Group II Loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each Group II Loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

     In addition, the initial mortgage rates on some Group II Loans will be lower than the related minimum mortgage rates and therefore the Group II Net WAC Cap Rate will initially be less than it would be had all of the Group II Loans already adjusted to their fully-indexed rate.

Group I Loan Characteristics

     The Group I Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group I Loans.......................................             1,202

Net Mortgage Rates:
   Weighted average...........................................            7.6387
   Range......................................................    6.075 to 9.825

Mortgage Rates:
   Weighted average...........................................            7.9387
   Range......................................................   6.375 to 10.125

     The Group I Loans will have the following additional characteristics:

     o The Group I Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $170,001,073.

     o The Group I Loans had individual principal balances at origination of at least $19,800 but not more than $567,600, with an average principal balance at origination of approximately $141,622.

     o The loan-to-value ratios of the Group I Loans range from 91% to 107%, with a weighted average of approximately 103%.

     o No non-affiliate of Residential Funding sold more than 4.9% of the Group I Loans to Residential Funding. Approximately 27.9% of the Group I Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

     o None of the Group I Loans will have been originated prior to October 1, 2003, or will have a maturity date later than September 1, 2034.

     o No Group I Loan will have a remaining term to stated maturity as of the cut-off date of less than 176 months.

     o The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 356 months. The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 357 months.

     o    None of the Group I Loans are Buy-Down loans.

     o No Group I Loan provides for deferred interest or negative amortization.

     The Group I Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

     Set forth below is a description of additional characteristics of the Group I Loans as of the cut off date, except as otherwise indicated. All percentages of the Group I Loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Group I Loans

                                                                                       Weighted
                                 Number of                  Percentage    Average      Average
                                  Mortgage     Principal    of Group I   Principal     Loan-to-
      Credit Score Range           Loans        Balance        Loans      Balance    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   -----------
600 - 619.....................        50     $  5,784,024       3.40%     $115,680      101.87%
620 - 639.....................        71        9,350,402       5.50       131,696      102.11
640 - 659.....................        60        9,410,370       5.54       156,840      102.00
660 - 679.....................        58        8,064,621       4.74       139,045      102.07
680 - 699.....................       162       24,516,492      14.42       151,336      104.60
700 - 719.....................       121       17,328,579      10.19       143,211      104.90
720 - 739.....................       231       34,641,313      20.38       149,962      103.16
740 - 759.....................       216       28,474,907      16.75       131,828      101.94
760 - 779.....................       133       18,930,650      11.14       142,336      102.16
780 - 799.....................        84       11,952,865       7.03       142,296      101.05
800 or greater................        16        1,546,850       0.91        96,678       99.70
                                   -----     ------------     ------      --------      ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      102.83%

o For some of the mortgage loans, the credit score was updated prior to the cut-off date.

o As of the cut-off date, the weighted average credit score of the Group I Loans will be approximately 717.

                   Debt-to-Income Ratios of the Group I Loans

                                                                                     Weighted     Weighted
                                 Number of                  Percentage    Average     Average     Average
    Range of Debt-to-Income       Mortgage     Principal    of Group I   Principal    Credit      Loan-to-
          Ratios (%)               Loans        Balance        Loans      Balance      Score    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   -----------
10.01 - 15.00.................         8     $    518,721       0.31%     $ 64,840      715         97.83%
15.01 - 20.00.................        21        1,923,877       1.13        91,613      742        100.83
20.01 - 25.00.................        57        6,335,895       3.73       111,156      736        101.90
25.01 - 30.00.................        98       11,518,485       6.78       117,536      728        101.26
30.01 - 35.00.................       180       21,807,031      12.83       121,150      724        102.34
35.01 - 40.00.................       290       42,172,195      24.81       145,421      722        102.78
40.01 - 45.00.................       499       78,516,842      46.19       157,348      715        103.43
45.01 - 50.00.................        49        7,208,028       4.24       147,103      641        102.33
                                   -----     ------------     ------      --------      ---        ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      717        102.83%

o As of the cut-off date, the weighted average debt-to-income ratio of the Group I Loans will be approximately 38.93%.

         Original Mortgage Loan Principal Balances of the Group I Loans

                                                                                     Weighted     Weighted
      Original Mortgage          Number of                  Percentage    Average     Average     Average
        Loan Principal            Mortgage     Principal    of Group I   Principal    Credit      Loan-to-
          Balance($)               Loans        Balance        Loans      Balance      Score    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   -----------
100,000 or less...............       360     $ 26,212,752      15.42%     $ 72,813      718        101.11%
100,001 to 200,000............       652       93,215,498      54.83       142,969      715        102.76
200,001 to 300,000............       155       37,590,728      22.11       242,521      717        103.60
300,001 to 400,000............        28        9,668,102       5.69       345,289      722        104.33
400,001 to 500,000............         5        2,180,144       1.28       436,029      741        105.87
500,001 to 600,000............         2        1,133,850       0.67       566,925      739        105.00
                                   -----     ------------     ------      --------      ---        ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      717        102.83%

                     Net Mortgage Rates of the Group I Loans

                                                                                     Weighted     Weighted
                                 Number of                  Percentage    Average     Average     Average
                                  Mortgage     Principal    of Group I   Principal    Credit      Loan-to-
    Net Mortgage Rates (%)         Loans        Balance        Loans      Balance      Score    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   -----------
6.0000 - 6.4999...............        13     $  2,188,675       1.29%     $168,360      739        104.69%
6.5000 - 6.9999...............       150       24,350,742      14.32       162,338      740        103.82
7.0000 - 7.4999...............       382       56,174,091      33.04       147,053      736        103.42
7.5000 - 7.9999...............       306       41,321,308      24.31       135,037      725        102.61
8.0000 - 8.4999...............       212       28,746,987      16.91       135,599      694        101.40
8.5000 - 8.9999...............        75        9,601,930       5.65       128,026      645        102.12
9.0000 - 9.4999...............        47        5,708,069       3.36       121,448      630        102.52
9.5000 - 9.9999...............        17        1,909,272       1.12       112,310      633        101.58
                                   -----     ------------     ------      --------      ---        ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      717        102.83%

o As of the cut-off date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 7.6387% per annum.

                       Mortgage Rates of the Group I Loans

                                                                                     Weighted     Weighted
                                 Number of                  Percentage    Average     Average     Average
                                  Mortgage     Principal    of Group I   Principal    Credit      Loan-to-
      Mortgage Rates (%)           Loans        Balance        Loans      Balance      Score    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   -----------
6.0000 - 6.4999...............         2     $    337,393       0.20%     $168,697      740        102.91%
6.5000 - 6.9999...............        29        4,775,079       2.81       164,658      743        104.20
7.0000 - 7.4999...............       200       31,490,644      18.52       157,453      740        103.64
7.5000 - 7.9999...............       436       63,808,768      37.53       146,350      733        103.39
8.0000 - 8.4999...............       244       31,517,400      18.54       129,170      720        102.10
8.5000 - 8.9999...............       188       25,941,401      15.26       137,986      681        101.48
9.0000 - 9.4999...............        54        6,535,650       3.84       121,031      635        102.02
9.5000 - 9.9999...............        42        4,922,274       2.90       117,197      630        102.43
10.0000 - 10.4999.............         7          672,463       0.40        96,066      623        100.50
                                   -----     ------------     ------      --------      ---        ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      717        102.83%

o As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 7.9387% per annum.

               Original Loan-to-Value Ratios of the Group I Loans

                                                                                     Weighted
                                 Number of                  Percentage    Average     Average
    Original Loan-to-Value        Mortgage     Principal    of Group I   Principal     Credit
          Ratio (%)                Loans        Balance        Loans      Balance      Score
------------------------------   ---------   ------------   ----------   ---------   --------
90.01 - 95.00.................       182     $ 17,786,443      10.46%     $ 97,728      757
95.01 - 100.00................       282       38,400,916      22.59       136,173      718
100.01 - 101.00...............         4          825,371       0.49       206,343      695
101.01 - 102.00...............        10        1,325,129       0.78       132,513      678
102.01 - 103.00...............       254       37,539,671      22.08       147,794      676
103.01 - 104.00...............        40        7,806,866       4.59       195,172      743
104.01 - 105.00...............        69       10,390,663       6.11       150,589      729
105.01 - 106.00...............        63       10,592,848       6.23       168,140      729
106.01 - 107.00...............       298       45,333,166      26.67       152,125      726
                                   -----     ------------     ------      --------      ---
   Total......................     1,202     $170,001,073     100.00%     $141,432      717

o The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 102.83%.

      Geographic Distribution of Mortgaged Properties of the Group I Loans

                                                                                     Weighted
                                 Number of                  Percentage    Average     Average      Weighted
                                  Mortgage     Principal    of Group I   Principal    Credit     Average Loan-
             State                 Loans        Balance        Loans      Balance      Score    to-Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   --------------
Florida ......................       110     $ 16,495,238       9.70%     $149,957      719         103.03%
Pennsylvania .................       100       13,400,680       7.88       134,007      726         105.26
Maryland .....................        63       12,485,402       7.34       198,181      716         103.99
California ...................        60       12,037,606       7.08       200,627      721         102.64
Texas ........................       106       11,784,345       6.93       111,173      721         100.73
Virginia .....................        60       10,101,928       5.94       168,365      700         104.14
Washington ...................        36        6,098,471       3.59       169,402      723         104.24
Other (1) ....................       667       87,597,404      51.53       131,330      716         102.32
                                   -----     ------------     ------      --------      ---         ------
   Total .....................     1,202     $170,001,073     100.00%     $141,432      717         102.83%

----------
(1) "Other" includes states and the District of Columbia with under 3% concentrations individually.

o No more than 0.6% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the Group I Loans will be secured by mortgaged properties located in any one zip code area outside California.

                   Mortgage Loan Purpose of the Group I Loans

                                                                                                 Weighted
                                                                                     Weighted    Average
                                 Number of                  Percentage    Average     Average    Loan-to-
                                  Mortgage     Principal    of Group I   Principal    Credit      Value
         Loan Purpose              Loans        Balance        Loans      Balance      Score      Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   ---------
Purchase .....................       945     $131,716,776      77.48%    $139,383       723      102.46%
Rate/Term Refinance ..........        54        7,827,245       4.60      144,949       696      104.72
Equity Refinance .............       203       30,457,053      17.92      150,035       694      103.96
                                   -----     ------------     ------     --------       ---      ------
   Total .....................     1,202     $170,001,073     100.00%    $141,432       717      102.83%

                      Occupancy Types of the Group I Loans

                                                                                                Weighted
                                  Number                                            Weighted    Average
                                    of                     Percentage    Average     Average    Loan-to-
                                 Mortgage     Principal    of Group I   Principal    Credit      Value
           Occupancy               Loans       Balance        Loans      Balance      Score      Ratio
------------------------------   --------   ------------   ----------   ---------   --------   ---------
Primary Residence ............       995    $148,923,557      87.60%     $149,672      711      103.69%
Second/Vacation ..............        33       4,318,086       2.54       130,851      749      103.79
Non-Owner Occupied ...........       174      16,759,430       9.86        96,319      761       94.97
                                   -----    ------------     ------      --------      ---      ------
   Total .....................     1,202    $170,001,073     100.00%     $141,432      717      102.83%

                  Mortgaged Property Types of the Group I Loans

                                                                                                Weighted
                                  Number                                            Weighted    Average
                                    of                     Percentage    Average     Average    Loan-to-
                                 Mortgage     Principal    of Group I   Principal    Credit      Value
         Property Type            Loans        Balance        Loans      Balance      Score      Ratio
------------------------------   --------   ------------   ----------   ---------   --------   ---------
Single-family detached .......       843    $117,273,632      68.98%     $139,115      716      102.71%
Planned Unit Developments
   (detached) ................       107      19,467,400      11.45       181,938      710      103.02
Condo Low-Rise (less than 5
   stories) ..................        85      11,561,995       6.80       136,023      720      103.76
Planned Unit Developments
   (attached) ................        61       9,557,194       5.62       156,675      718      103.96
Two-to-four
family units .................        64       7,636,981       4.49       119,328      740      100.73
Townhouse ....................        40       4,297,502       2.53       107,438      720      104.22
Leasehold ....................         2         206,369       0.12       103,184      739      101.45
                                   -----    ------------     ------      --------      ---      ------
   Total .....................     1,202    $170,001,073     100.00%     $141,432      717      102.83%

             Mortgage Loan Documentation Types of the Group I Loans

                                                                                                 Weighted
                                   Number                                            Weighted    Average
                                     of                     Percentage    Average     Average    Loan-to-
                                  Mortgage     Principal    of Group I   Principal    Credit      Value
      Documentation Type           Loans        Balance        Loans      Balance      Score      Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ...........     1,075     $152,408,404      89.65%     $141,775      714      103.19%
Reduced Documentation ........       127       17,592,669      10.35       138,525      747       99.73
                                   -----     ------------     ------      --------      ---      ------
   Total .....................     1,202     $170,001,073     100.00%     $141,432      717      102.83%

o No more than 2.0% of such reduced loan documentation of the Group I Loans will be secured by mortgaged properties located in California.

                       Credit Grades of the Group I Loans

                                                                                                 Weighted
                                                                                     Weighted    Average
                                 Number of                  Percentage    Average     Average    Loan-to-
                                  Mortgage     Principal     of Group    Principal    Credit      Value
         Credit Grade              Loans        Balance       I Loans     Balance      Score      Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   ---------
A1 ...........................       679     $ 95,454,532      56.15%    $140,581       752      102.28%
A2 ...........................       270       40,335,378      23.73      149,390       697      104.80
A3 ...........................       113       16,147,963       9.50      142,902       650      102.03
A4 ...........................       140       18,063,201      10.63      129,023       637      102.08
                                   -----     ------------     ------     --------       ---      ------
   Total .....................     1,202     $170,001,073     100.00%    $141,432       717      102.83%


o For a description of the credit grades, see "--Underwriting Standards," below.

                  Prepayment Penalty Terms of the Group I Loans

                                                                                     Weighted     Weighted
                                 Number of                  Percentage    Average     Average     Average
                                  Mortgage     Principal    of Group I   Principal    Credit      Loan-to-
    Prepayment Penalty Term        Loans        Balance        Loans      Balance      Score    Value Ratio
------------------------------   ---------   ------------   ----------   ---------   --------   -----------
None..........................       546     $ 77,148,940      45.38%     $141,298      718       102.83%
12 Months.....................        29        4,640,701       2.73       160,024      711       104.16
24 Months.....................       126       18,981,081      11.17       150,644      725       101.35
36 Months.....................       498       68,814,188      40.48       138,181      714       103.14
60 Months.....................         2          202,342       0.12       101,171      707       105.18
Other.........................         1          213,820       0.13       213,820      755       105.00
                                   -----     ------------     ------      --------      ---       ------
   Total......................     1,202     $170,001,073     100.00%     $141,432      717       102.83%

o    "Other" means not 0, 12, 24, 36 or 60 months and not more than 60 months.

Group II Loan Characteristics

     The Group II Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group II Loans........................1,176

Net Mortgage Rates:
   Weighted average.............................6.9291%
   Range........................................5.450% to 8.825%

Mortgage Rates:
   Weighted average.............................7.2291%
   Range........................................5.750% to 9.125%

Note Margins:
   Weighted average.............................4.2923%
   Range........................................3.000% to 8.000%

Minimum Mortgage Rates:
   Weighted average.............................4.3703%
   Range........................................3.000% to 8.750%

Minimum Net Mortgage Rates:
   Weighted average.............................4.0703%
   Range........................................2.700% to 8.450%

Maximum Mortgage Rates:
   Weighted average.............................13.2251%
   Range........................................9.125% to 15.125%

Maximum Net Mortgage Rates:
   Weighted average.............................12.9251%
   Range........................................8.825% to 14.825%

Periodic Caps:
   Weighted average.............................1.9970%
   Range........................................1.000% to 2.000%

Weighted average months to next interest rate
   adjustment date after September 1, 2004......30

     The Group II Loans will have the following additional characteristics:

          o The Group II Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $190,016,847.

          o The Group II Loans had individual principal balances at origination of at least $28,400 but not more than $589,000, with an average principal balance at origination of approximately $161,851.

          o The loan-to-value ratios of the Group II Loans range from 93% to 107%, with a weighted average of approximately 102%.

          o No non-affiliate of Residential Funding sold more than 2.5% of the Group II Loans to Residential Funding. Approximately 43.4% of the Group II Loans were purchased from Homecomings Financial Network, Inc., which is an affiliate of Residential Funding.

          o None of the Group II Loans will have been originated prior to February 5, 2004 or will have a maturity date later than September 1, 2034.

          o No Group II Loan will have a remaining term to stated maturity as of the cut-off date of less than 354 months.

          o The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 360 months.

          o    None of the Group II Loans are Buy-Down loans.

          o No Group II Loan provides for deferred interest or negative amortization.

          o No Group II Loan provides for conversion from an adjustable rate to a fixed rate.

     The Group II Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

     Set forth below is a description of additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II Loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the Group II Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                 Credit Score Distribution of the Group II Loans

                                                                                        Weighted
                                 Number of                   Percentage    Average      Average
                                  Mortgage     Principal    of Group II   Principal     Loan-to-
      Credit Score Range           Loans        Balance        Loans       Balance    Value Ratio
------------------------------   ---------   ------------   -----------   ---------   -----------
600 - 619 ....................       116     $ 16,171,380       8.51%      $139,408     101.47%
620 - 639 ....................        99       14,641,191       7.71        147,891     101.52
640 - 659 ....................        89       12,829,549       6.75        144,152     101.35
660 - 679 ....................        84       12,842,316       6.76        152,885     101.94
680 - 699 ....................       136       22,390,862      11.78        164,639     102.62
700 - 719 ....................       102       17,905,861       9.42        175,548     103.32
720 - 739 ....................       198       35,285,568      18.57        178,210     101.08
740 - 759 ....................       189       30,683,254      16.15        162,345     101.23
760 - 779 ....................       100       16,079,846       8.46        160,798     101.12
780 - 799 ....................        51        9,116,300       4.80        178,751     100.56
800 or greater ...............        12        2,070,720       1.09        172,560     101.04
                                   -----     ------------     ------       --------     ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579     101.62%

o For some of the mortgage loans, the credit score was updated prior to the cut-off date.

o As of the cut-off date, the weighted average credit score of the Group II Loans will be approximately 705.

                   Debt-to-Income Ratios of the Group II Loans

                                                                                                 Weighted
                                                                                      Weighted    Average
                                 Number of                   Percentage    Average     Average   Loan-to-
    Range of Debt-to-Income       Mortgage     Principal    of Group II   Principal    Credit      Value
          Ratios (%)               Loans        Balance        Loans       Balance      Score      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------
05.01 - 10.00 ................         1     $     64,000       0.03%      $ 64,000      733      100.00%
10.01 - 15.00 ................         2          192,590       0.10         96,295      756      102.67
15.01 - 20.00 ................        10        1,233,486       0.65        123,349      724      101.35
20.01 - 25.00 ................        50        6,099,569       3.21        121,991      725       99.90
25.01 - 30.00 ................       117       15,019,101       7.90        128,368      701      100.99
30.01 - 35.00 ................       267       38,645,687      20.34        144,740      710      101.50
35.01 - 40.00 ................       589      106,489,222      56.04        180,797      717      101.88
40.01 - 45.00 ................       140       22,273,191      11.72        159,094      639      101.47
                                   -----     ------------     ------       --------      ---      ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705      101.62%

o As of the cut-off date, the weighted average debt-to-income ratio of the Group II Loans will be approximately 36.57%.

         Original Mortgage Loan Principal Balances of the Group II Loans

                                                                                      Weighted     Weighted
                                 Number of                   Percentage    Average     Average     Average
    Original Mortgage Loan        Mortgage     Principal    of Group II   Principal    Credit      Loan-to
     Principal Balance ($)         Loans        Balance        Loans       Balance      Score    Value Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   -----------
100,000 or less ..............       251     $ 19,455,071      10.24%      $ 77,510      697       100.84%
100,001 to 200,000 ...........       650       94,930,780      49.96        146,047      701       101.62
200,001 to 300,000 ...........       211       51,016,609      26.85        241,785      708       101.15
300,001 to 400,000 ...........        45       15,667,779       8.25        348,173      718       102.81
400,001 to 500,000 ...........        14        6,179,105       3.25        441,365      735       103.35
500,001 to 600,000 ...........         5        2,767,504       1.46        553,501      753       104.97
                                   -----     ------------     ------       --------      ---       ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705       101.62%

                    Net Mortgage Rates of the Group II Loans

                                  Number                                             Weighted     Weighted
                                    of                      Percentage    Average     Average     Average
                                 Mortgage     Principal    of Group II   Principal    Credit      Loan-to
    Net Mortgage Rates (%)         Loans       Balance        Loans       Balance      Score    Value Ratio
------------------------------   --------   ------------   -----------   ---------   --------   -----------
5.0000 - 5.4999 ..............         2    $    382,167       0.20%      $191,084      699       104.46%
5.5000 - 5.9999 ..............        36       8,766,926       4.61        243,526      744       103.55
6.0000 - 6.4999 ..............       281      50,118,420      26.38        178,357      737       102.56
6.5000 - 6.9999 ..............       308      50,498,212      26.58        163,955      725       101.26
7.0000 - 7.4999 ..............       268      41,598,127      21.89        155,217      701       100.48
7.5000 - 7.9999 ..............       153      22,870,938      12.04        149,483      638       101.46
8.0000 - 8.4999 ..............       102      12,962,576       6.82        127,084      631       101.95
8.5000 - 8.9999 ..............        26       2,819,481       1.48        108,442      626       101.42
                                   -----    ------------     ------       --------      ---       ------
  Total ......................     1,176    $190,016,847     100.00%      $161,579      705       101.62%

o As of the cut-off date, the weighted average Net Mortgage Rate of the Group II Loans will be approximately 6.9291% per annum.

                      Mortgage Rates of the Group II Loans

                                  Number                                             Weighted     Weighted
                                    of                      Percentage    Average     Average     Average
                                 Mortgage     Principal    of Group II   Principal    Credit      Loan-to
      Mortgage Rates (%)           Loans       Balance        Loans       Balance      Score    Value Ratio
------------------------------   --------   ------------   -----------   ---------   --------   -----------
5.5000 - 5.9999 ..............         3    $    808,450       0.43%      $269,483      696       105.80%
6.0000 - 6.4999 ..............        82      17,997,498       9.47        219,482      742       103.29
6.5000 - 6.9999 ..............       359      62,453,585      32.87        173,965      735       102.16
7.0000 - 7.4999 ..............       248      38,478,028      20.25        155,153      723       100.81
7.5000 - 7.9999 ..............       274      42,011,503      22.11        153,327      679       100.70
8.0000 - 8.4999 ..............       108      15,873,564       8.35        146,977      637       101.65
8.5000 - 8.9999 ..............        95      11,628,444       6.12        122,405      629       101.82
9.0000 - 9.4999 ..............         7         765,775       0.40        109,396      622       101.42
                                   -----    ------------     ------       --------      ---       ------
   Total .....................     1,176    $190,016,847     100.00%      $161,579      705       101.62%

o As of the cut-off date, the weighted average mortgage rate of the Group II Loans will be approximately 7.2291% per annum.

               Original Loan-to-Value Ratios of the Group II Loans

                                                                                      Weighted
                                 Number of                   Percentage    Average     Average
    Original Loan-to-Value        Mortgage     Principal    of Group II   Principal    Credit
           Ratio (%)               Loans        Balance        Loans       Balance      Score
------------------------------   ---------   ------------   -----------   ---------   --------
90.01 - 95.00 ................       125     $ 15,818,668       8.32%      $126,549      737
95.01 - 100.00 ...............       506       81,889,118      43.10        161,836      712
100.01 - 101.00 ..............         6        1,123,164       0.59        187,194      721
101.01 - 102.00 ..............        14        2,664,670       1.40        190,334      689
102.01 - 103.00 ..............       286       46,916,701      24.69        164,044      665
103.01 - 104.00 ..............        31        5,892,874       3.10        190,093      742
104.01 - 105.00 ..............        27        4,214,808       2.22        156,104      727
105.01 - 106.00 ..............        22        4,625,107       2.43        210,232      726
106.01 - 107.00 ..............       159       26,871,737      14.14        169,005      724
                                   -----     ------------     ------       --------      ---
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705

o The weighted average loan-to-value ratio at origination of the Group II Loans will be approximately 101.62%.

      Geographic Distribution of Mortgaged Properties of the Group II Loans

                                                                                                 Weighted
                                                                                      Weighted    Average
                                 Number of                   Percentage    Average     Average   Loan-to-
                                  Mortgage    Principal     of Group II   Principal    Credit      Value
             State                 Loans       Balance         Loans       Balance      Score      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------
California ...................        80     $ 20,202,359       10.63%     $252,529      716      102.45%
Florida ......................       100       16,410,177        8.64       164,102      701      101.37
Arizona ......................        72       11,011,975        5.80       152,944      715      102.19
Illinois .....................        62        9,579,043        5.04       154,501      711      100.75
Nevada .......................        40        9,470,517        4.98       236,763      719      101.88
Virginia .....................        45        9,080,408        4.78       201,787      709      102.49
Colorado .....................        46        8,983,515        4.73       195,294      707      100.27
Minnesota ....................        48        8,905,960        4.69       185,541      717      100.05
Michigan .....................        62        8,812,946        4.64       142,144      703      100.42
Maryland .....................        43        8,791,643        4.63       204,457      696      103.88
Washington ...................        46        7,586,398        3.99       164,922      715      101.72
Pennsylvania .................        48        6,402,962        3.37       133,395      704      102.86
Other (1) ....................       484       64,778,944       34.09       133,841      697      101.41
                                   -----     ------------      ------      --------      ---      ------
   Total .....................     1,176     $190,016,847      100.00%     $161,579      705      101.62%

----------
(1) "Other" includes states and the District of Columbia with under 3% concentrations individually.

o No more than 0.6% of the Group II Loans will be secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.5% of the Group II Loans will be secured by mortgaged properties located in any one zip code area outside Nevada.

                   Mortgage Loan Purpose of the Group II Loans

                                                                                                 Weighted
                                                                                      Weighted    Average
                                 Number of                   Percentage    Average     Average   Loan-to-
                                  Mortgage    Principal     of Group II   Principal    Credit      Value
         Loan Purpose              Loans       Balance         Loans       Balance      Score      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------
Purchase .....................       954     $156,556,318      82.39%      $164,105      711      101.31%
Rate/Term Refinance ..........        36        5,461,196       2.87        151,700      701      103.29
Equity Refinance .............       186       27,999,333      14.74        150,534      673      103.03
                                   -----     ------------     ------       --------      ---      ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705      101.62%

                      Occupancy Types of the Group II Loans


                                                                                      Weighted    Weighted
                                 Number of                   Percentage    Average     Average     Average
                                  Mortgage    Principal     of Group II   Principal    Credit     Loan-to-
          Occupancy                Loans       Balance         Loans       Balance      Score    Value Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   -----------
Primary Residence ............     1,043     $170,732,832      89.85%      $163,694      700       102.06%
Second/Vacation ..............        34        7,349,642       3.87        216,166      748       102.25
Non-Owner Occupied ...........        99       11,934,373       6.28        120,549      753        94.92
                                   -----     ------------     ------       --------      ---       ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705       101.62%

                 Mortgaged Property Types of the Group II Loans


                                                                                      Weighted    Weighted
                                 Number of                   Percentage    Average     Average     Average
                                  Mortgage    Principal     of Group II   Principal    Credit     Loan-to-
         Property Type             Loans       Balance         Loans       Balance      Score    Value Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   -----------
Single-family detached .......       811     $124,074,112       65.30%     $152,989      700        101.55%
Planned Unit Developments
   (detached) ................       109       22,140,437       11.65       203,123      708        101.86
Condo Low-Rise
   (less than 5 stories) .....       123       19,132,938       10.07       155,552      718        102.11
Planned Unit Developments
   (attached) ................        55       12,307,897        6.48       223,780      725        102.54
Two-to-four family units .....        51        8,428,459        4.44       165,264      719         99.26
Townhouse ....................        27        3,933,006        2.07       145,667      716        102.02
                                   -----     ------------      ------      --------      ---        ------
   Total .....................     1,176     $190,016,847      100.00%     $161,579      705        101.62%

             Mortgage Loan Documentation Types of the Group II Loans

                                                                                                 Weighted
                                                                                      Weighted    Average
                                 Number of                   Percentage    Average     Average   Loan-to-
        Documentation             Mortgage    Principal     of Group II   Principal    Credit      Value
             Type                  Loans       Balance         Loans       Balance      Score      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------
Full Documentation ...........       940     $150,335,193      79.12%      $159,931      695      102.17%
Reduced Documentation ........       236       39,681,654      20.88        168,143      744       99.51
                                   -----     ------------     ------       --------      ---      ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705      101.62%

o No more than 9.5% of such reduced loan documentation of the Group II Loans will be secured by mortgaged properties located in California.

                       Credit Grades of the Group II Loans

                                                                                                 Weighted
                                                                                      Weighted    Average
                                 Number of                   Percentage    Average     Average   Loan-to-
                                  Mortgage    Principal     of Group II   Principal    Credit      Value
         Credit Grade              Loans       Balance         Loans       Balance      Score      Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------

A1 ...........................       545     $ 92,222,725       48.53%     $169,216      750      101.08%
A2 ...........................       223       37,822,709       19.90       169,609      698      103.09
A3 ...........................       142       22,033,011       11.60       155,162      652      101.66
A4 ...........................       266       37,938,402       19.97       142,626      636      101.44
                                   -----     ------------      ------      --------      ---      ------
   Total .....................     1,176     $190,016,847      100.00%     $161,579      705      101.62%

o For a description of the credit grades, see "--Underwriting Standards," below.

                 Prepayment Penalty Terms of the Group II Loans

                                                                                      Weighted    Weighted
                                 Number of                   Percentage    Average     Average     Average
          Prepayment              Mortgage     Principal    of Group II   Principal    Credit     Loan-to-
         Penalty Term              Loans        Balance        Loans       Balance      Score    Value Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   -----------
None .........................       483     $ 78,765,908       41.45%     $163,076      709      101.31%
12 Months ....................        33        6,343,869        3.34       192,238      733      101.93
24 Months ....................       384       62,941,003       33.12       163,909      699      101.91
36 Months ....................       276       41,966,067       22.09       152,051      704      101.71
                                   -----     ------------      ------      --------      ---      ------
   Total .....................     1,176     $190,016,847      100.00%     $161,579      705      101.62%

                       Note Margins of the Group II Loans

                                                                                      Weighted
                                 Number of                   Percentage    Average     Average      Weighted
                                  Mortgage     Principal    of Group II   Principal    Credit     Average Loan-
        Note Margins (%)           Loans        Balance        Loans       Balance      Score    to-Value Ratio
------------------------------   ---------   ------------   -----------   ---------   --------   --------------
3.0000 - 3.4999 ..............       514     $ 87,409,153      46.00%      $170,057      750         101.08%
3.5000 - 3.9999 ..............        31        4,602,641       2.42        148,472      751         100.89
4.0000 - 4.4999 ..............       210       35,905,245      18.90        170,977      698         102.97
4.5000 - 4.9999 ..............        15        2,631,464       1.38        175,431      700         104.34
5.0000 - 5.4999 ..............       132       20,305,645      10.69        153,831      652         101.75
5.5000 - 5.9999 ..............        13        1,814,744       0.96        139,596      654         100.73
6.0000 - 6.4999 ..............       227       32,605,513      17.16        143,637      634         101.43
6.5000 - 6.9999 ..............        33        4,611,701       2.43        139,749      641         101.62
8.0000 - 8.4999 ..............         1          130,742       0.07        130,742      607         100.00
                                   -----     ------------     ------       --------      ---         ------
   Total .....................     1,176     $190,016,847     100.00%      $161,579      705         101.62%

o As of the cut-off date, the weighted average note margin of the Group II Loans will be approximately 4.2923% per annum.

                  Maximum Mortgage Rates of the Group II Loans

                                  Number                                               Weighted
                                    of                     Percentage of    Average     Average      Weighted
                                 Mortgage     Principal      Group II      Principal    Credit    Average Loan-
Maximum Mortgage Rates (%)         Loans       Balance         Loans        Balance      Score    to-Value Ratio
--------------------------       --------   ------------   -------------   ---------   --------   --------------
9.0000 - 9.9999 ..............         1    $    209,000        0.11%       $209,000      730          94.00%
11.0000 - 11.9999 ............         3         808,450        0.43         269,483      696         105.80
12.0000 - 12.9999 ............       440      80,348,500       42.28         182,610      736         102.40
13.0000 - 13.9999 ............       522      80,383,115       42.30         153,991      700         100.78
14.0000 - 14.9999 ............       203      27,502,008       14.47         135,478      633         101.72
15.0000 - 15.9999 ............         7         765,775        0.40         109,396      622         101.42
                                   -----    ------------      ------        --------      ---         ------
   Total .....................     1,176    $190,016,847      100.00%       $161,579      705         101.62%

o As of the cut-off date, the weighted average maximum mortgage rate of the Group II Loans will be approximately 13.2251% per annum.

                  Minimum Mortgage Rates of the Group II Loans

                                  Number                                               Weighted
                                    of                     Percentage of    Average     Average      Weighted
                                 Mortgage     Principal      Group II      Principal    Credit    Average Loan-
Minimum Mortgage Rates (%)         Loans       Balance         Loans        Balance      Score    to-Value Ratio
--------------------------       --------   ------------   -------------   ---------   --------   --------------
3.0000 - 3.9999 ..............       534    $ 90,124,425       47.43%       $168,772      750         101.09%
4.0000 - 4.9999 ..............       219      37,878,918       19.93         172,963      698         103.07
5.0000 - 5.9999 ..............       141      21,558,495       11.35         152,897      653         101.63
6.0000 - 6.9999 ..............       251      35,675,751       18.78         142,134      635         101.43
7.0000 - 7.9999 ..............        18       2,844,798        1.50         158,044      720         100.94
8.0000 - 8.9999 ..............        13       1,934,460        1.02         148,805      642         101.87
                                   -----    ------------      ------        --------      ---         ------
   Total .....................     1,176    $190,016,847      100.00%       $161,579      705         101.62%

o As of the cut-off date, the weighted average minimum mortgage rate of the Group II Loans will be approximately 4.3703% per annum.

            Next Interest Rate Adjustment Dates of the Group II Loans

                                  Number                                               Weighted
                                    of                     Percentage of    Average     Average      Weighted
                                 Mortgage     Principal      Group II      Principal    Credit    Average Loan-
Next Interest Adjustment Date      Loans       Balance         Loans        Balance     Score     to-Value Ratio
-----------------------------    --------   ------------   -------------   ---------   --------   --------------
March 2006 ...................         1    $    459,172        0.24%       $459,172      708         103.00%
April 2006 ...................         5       1,191,525        0.63         238,305      697         104.11
May 2006 .....................        13       3,016,830        1.59         232,064      694         101.87
June 2006 ....................        70      11,813,847        6.22         168,769      703         101.19
July 2006 ....................       158      22,739,311       11.97         143,920      693         101.78
August 2006 ..................       146      23,107,851       12.16         158,273      692         102.07
September 2006 ...............        83      13,644,429        7.18         164,391      697         101.85
March 2007 ...................         7       1,680,659        0.88         240,094      740         102.47
April 2007 ...................         5       1,054,525        0.55         210,905      699         103.68
May 2007 .....................        21       4,902,209        2.58         233,439      723         103.68
June 2007 ....................        65      10,909,370        5.74         167,836      715         101.37
July 2007 ....................       211      34,122,122       17.96         161,716      712         101.09
August 2007 ..................       205      33,878,356       17.83         165,260      714         101.39
September 2007 ...............       186      27,496,640       14.47         147,831      707         101.55
                                   -----    ------------      ------        --------      ---         ------
   Total .....................     1,176    $190,016,847      100.00%       $161,579      705         101.62%

o As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately 30.

Standard Hazard Insurance and Primary Mortgage Insurance

     The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" in the prospectus. Approximately 0.4% and 0.3% of the Group I Loans and Group II Loans, respectively, are covered by a primary mortgage insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the prospectus.

The Home Solution Program

     Residential Funding has established a program, the Home Solution Program, primarily for the purchase of mortgage loans that are made to borrowers who may have limited cash, may not want to take cash out of their investments in order to make a downpayment for the purchase of a primary or second residence, or may want to finance the full value of the home plus closing costs. In addition, some mortgage loans are originated under the Home Solution Program for debt consolidation. As a result, Loan-to-Value Ratios on mortgage loans originated under the Home Solution Program may be as high as 107%.

     The mortgage collateral sellers that participate in the Home Solution Program, referred to as Home Solution Program Sellers, have been selected by Residential Funding on the basis of various criteria set forth in Residential Funding's Home Solution Seller Guide. For those mortgage loans that Residential Funding purchased from Home Solution Program Sellers, each mortgage loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with, or would have been determined to be generally consistent with the provisions of, the Home Solutions Seller Guide. If a Home Solution Program Seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if a Home Solution Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution nevertheless may continue to be a seller under the Home Solution Program.

Underwriting Standards

     All of the mortgage loans were originated and underwritten in accordance with the Home Solution Program. Prior to assignment to the Company, Residential Funding reviewed the underwriting of each of the mortgage loans and determined that it was in conformity with the standards set forth below. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "Trust Asset Program--Underwriting Standards--General" and "--Automated Underwriting" in the prospectus.

     All of the mortgage loans had features that generally distinguish such loans from the more stringent underwriting requirements used as standards for Fannie Mae and Freddie Mac, and moreover, from the more stringent underwriting standards set forth in Residential Funding's Seller Guide for mortgage loan collateral that does not present significant special risk features (which generally provides the basis for underwriting mortgage loans that serve as the assets for securities issued by Residential Funding's affiliate, Residential Funding Mortgage Securities I, Inc.). Residential Funding established credit grades by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those credit grades applicable to the mortgage loans is set forth below.

     Residential Funding's underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans: the creditworthiness of a mortgagor, the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations (including in certain instances rental income from investment property), and the adequacy of the mortgaged property (expressed in terms of Loan-to-Value Ratio), to serve as the collateral for a mortgage loan. In addition, credit scores are obtained and debt-to-income ratios are calculated and are considered in the underwriting of the loan.

     Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, a mortgagor may have been required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes.

     Based on the data provided in the application, certain verifications and the appraisal or appraisals of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan, including property taxes and standard hazard insurance, and other non-mortgage credit obligations, with at least $1,500 per month remaining.

     Some of the mortgage loans have been originated under "stated income" programs (also referred to in this prospectus supplement as "limited documentation" programs) that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. At least one full appraisal is obtained (plus a field review or an additional appraisal for Credit Grade A4) for the mortgaged property. Appraisers are either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The credit grades determined by Residential Funding as applicable to all of the mortgage loans are expressed in this prospectus supplement as Credit Grades A1, A2, A3 and A4. The following is a general description of the Credit Grades.

     Credit Grade A1. Under Credit Grade A1, no 30-day or more late payments within the past 12 months are permitted. No major adverse credit events in the past 24 months are permitted. No prior bankruptcies of the borrower or foreclosures are permitted. A maximum debt-to-income ratio of 45% is permitted, and a minimum credit score of 720 is required. A maximum Loan-to-Value Ratio of 107% is permitted for most property types.

     Credit Grade A2. Under Credit Grade A2, no 30-day or more late payments within the past 12 months are permitted. No major adverse credit events in the past 24 months are permitted. No prior bankruptcies of the borrower have been discharged within the past 7 years. No foreclosures within the past 7 years are permitted. A maximum debt-to-income ratio of 45% is permitted, and a minimum credit score of 680 is required. A maximum Loan-to-Value Ratio of 107% is permitted for most property types.

     Credit Grade A3. Under Credit Grade A3, no 30-day or more late payments within the past 12 months are permitted. No major adverse credit events in the past 24 months are permitted. No prior bankruptcies of the borrower have been discharged within the past 7 years. No foreclosures within the past 7 years are permitted. A maximum debt-to-income ratio of 45% is permitted, and a minimum credit score of 620 is required. A maximum Loan-to-Value Ratio of 103% is permitted for some property types.

     Credit Grade A4. Under Credit Grade A4, no 30-day or more late payments within the past 12 months are permitted. All major adverse credit events must be paid or brought current at closing. No prior bankruptcies of the borrower have been discharged within the past 3 years. No foreclosures within the past 5 years are permitted. A maximum debt-to-income ratio of 50% is permitted, and a minimum credit score of 600 is required. A maximum Loan-to-Value Ratio of 103% is permitted for some property types.

Residential Funding

     Residential Funding will be responsible for master servicing the mortgage loans. These responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement. See "Description of the Securities--Servicing and Administration of Loans" in the prospectus.

     Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by each of these mortgage loan types. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

Servicing

     Primary servicing will be provided with respect to the mortgage loans by HomeComings Financial Network, Inc., or HomeComings, a wholly-owned subsidiary of Residential Funding. HomeComings' servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

Additional Information

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of the cut-off date, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

                         Description of the Certificates

General

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

     The certificates will include the following twenty five classes:

     o Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6 and Class A-IO Certificates, which together are sometimes referred to as the Class A-I Certificates;

     o Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, which together are sometimes referred to as the Class A-II Certificates;

     o Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates, which together are sometimes referred to as the Class M-I Certificates;

     o Class M-II-1, Class M-II-2, Class M-II-3 and Class M-II-4 Certificates, which together are sometimes referred to as the Class M-II Certificates;

     o the Class SB-I and Class SB-II Certificates, referred to collectively in this prospectus supplement as the Class SB Certificates; and

     o Class R-I, Class R-II, Class R-III, Class R-IV and Class R-V Certificates, referred to collectively in this prospectus supplement as the Class R Certificates.

     The Class A-I Certificates and Class A-II Certificates are sometimes referred to collectively as the Class A Certificates. The Class M-I Certificates and Class M-II Certificates are sometimes referred to collectively as the Class M Certificates.

     Only the Class A and Class M Certificates are offered by this prospectus supplement.

     The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

     o the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

     o those assets as from time to time identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account as belonging to the trust;

     o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o any applicable standard hazard insurance policies and primary insurance policies; and

     o    all proceeds of the foregoing.

     The Class A, Certificates other than the Class A-IO, Class M-I-1 and Class M-II-1 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class M-I-2, Class M-I-3, Class M-I-4, Class M-II-2, Class M-II-3 and Class M-II-4 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000. The Class A-IO Certificates will be issued in minimum denominations of $2,000,000 notional amount and integral multiples of $1 in excess of $2,000,000.

Book-Entry Certificates

     The offered certificates will initially be issued as book-entry certificates. Holders of the offered certificates may elect to hold their certificates through DTC if they are participants in its system, or indirectly through organizations which are participants in its system. The book-entry certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no beneficial owner of the certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be holders as that term is used in the pooling and servicing agreement.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

     Certificate owners will receive all distributions of principal and interest on the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the certificates and is required to receive and transmit distributions of principal and interest on the certificates.

     Participants and indirect participants with whom certificate owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess physical certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

     Certificate owners will not receive or be entitled to receive definitive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the certificates, by book-entry transfer, through DTC for the account of the purchasers of the certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since the distributions will be forwarded by the trustee to Cede & Co. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, if (a) the trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book entry certificates and the trustee is unable to locate a qualified successor, (b) the trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage interests aggregating at least a majority of the certificate balance of the certificates advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for reregistration, the trustee will issue and authenticate definitive certificates, and subsequently, the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, it is under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     For additional information regarding DTC and the certificates, see "Description of the Securities--Form of Securities" in the prospectus.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     Accrued Certificate Interest--With respect to any class of offered certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate Principal Balance or Notional Amount, as applicable, immediately prior to that distribution date at the related Pass-Through Rate for that distribution date, less any interest shortfalls on the related mortgage loans, including Relief Act Shortfalls. These reductions will be allocated to the related offered certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

     In addition to the foregoing, Accrued Certificate Interest on any class of offered certificates may be reduced by the interest portion of Realized Losses on the mortgage loans in the related loan group that are not covered by Excess Cash Flow from the related or non-related loan group or overcollateralization from the related or non-related loan group and are allocated to that class of certificates as described in "--Allocation of Losses" below.

     In addition, Accrued Certificate Interest will be reduced by Prepayment Interest Shortfalls from the mortgage loans in the related loan group to the extent not covered by Eligible Master Servicer Compensation for the related or non-related loan group as described in "--Interest Distributions" below.

     Accrued Certificate Interest for the Class A-I Certificates, other than the Class A-I-1 Certificates, and Class M-I Certificates, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest for the Class A-I-1, Class A-II and Class M-II Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     Available Distribution Amount--With respect to each loan group and any distribution date, an amount equal to the sum of the following amounts, net of amounts reimbursable therefrom to the master servicer and any subservicer:

     o the aggregate amount of scheduled payments on the related mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any related subservicing fees in respect of the mortgage loans in that loan group ;

     o unscheduled payments, including mortgagor prepayments on the mortgage loans in the related loan group, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the related mortgage loans, and proceeds from repurchases of and substitutions for the related mortgage loans occurring during the preceding calendar month; and

     o all Advances made for that distribution date in respect of the related mortgage loans.

     In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available Distribution Amount for the related loan group for that distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

     Capitalization Reimbursement Amount--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

     Certificate Principal Balance--With respect to any class of offered certificates, other than the Class A-IO Certificates, as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement. The initial Certificate Principal Balance of each class of Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of all of the mortgage loans in the related loan group over (b) the initial aggregate Certificate Principal Balance of the related Class A Certificates and the related Class M Certificates. The Class A-IO Certificates do not have a Certificate Principal Balance.

     Class A-I Principal Distribution Amount--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the related Principal Distribution Amount for that distribution date or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

     o    the related Principal Distribution Amount for that distribution date;
          and

     o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class A-I-6 Lockout Distribution Amount--With respect to any distribution date, the product of (a) the Class A-I-6 Lockout Percentage for that distribution date and (b) the Class A-I-6 Pro Rata Distribution Amount for that distribution date. In no event shall the Class A-I-6 Lockout Distribution Amount for a distribution date exceed the Class A-I Principal Distribution Amount or the Certificate Principal Balance of the Class A-I-6 Certificates immediately prior to that distribution date.

     Class A-I-6 Lockout Percentage--For each distribution date, the applicable percentage set forth below:

                                                    Class A-I-6 Lockout
                Distribution Dates                       Percentage
-------------------------------------------------   -------------------
October 2004 through and including September 2007             0%
October 2007 through and including September 2009            45%
October 2009 through and including September 2010            80%
October 2010 through and including September 2011           100%
October 2011 and thereafter                                 300%

     Class A-I-6 Pro Rata Distribution Amount--With respect to any distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-I-6 Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that distribution date and (b) the Class A-I Principal Distribution Amount.

     Class A-II Principal Distribution Amount--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the related Principal Distribution Amount for that distribution date or
(ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

     o    the related Principal Distribution Amount for that distribution date;
          and

     o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A-II Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-I-1 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I Certificates (after taking into account the distribution of the Class A-I Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-I-2 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I Certificates and Class M-I-1 Certificates (after taking into account the distribution of the Class A-I Principal Distribution Amount and Class M-I-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-I-3 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I, Class M-I-1 and Class M-I-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I, Class M-I-1 and Class M-I-2 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I, Class M-I-1 and Class M-I-2 Certificates (after taking into account the distribution of the Class A-I, Class M-I-1 and Class M-I-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-I-4 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I, Class M-I-1, Class M-I-2 and Class M-I-3 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I, Class M-I-1, Class M-I-2 and Class M-I-3 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I, Class M-I-1, Class M-I-2 and Class M-I-3 Certificates (after taking into account the distribution of the Class A-I, Class M-I-1, Class M-I-2 and Class M-I-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-II-1 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II Certificates (after taking into account the distribution of the Class A-II Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-II-2 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II Certificates and Class M-II-1 Certificates (after taking into account the distribution of the Class A-II Principal Distribution Amount and Class M-II-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-II-3 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II, Class M-II-1 and Class M-II-2 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II, Class M-II-1 and Class M-II-2 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II, Class M-II-1 and Class M-II-2 Certificates (after taking into account the distribution of the Class A-II, Class M-II-1 and Class M-II-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Class M-II-4 Principal Distribution Amount--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II, Class M-II-1, Class M-II-2 and Class M-II-3 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

     o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II, Class M-II-1, Class M-II-2 and Class M-II-3 Principal Distribution Amount; and

     o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II, Class M-II-1, Class M-II-2 and Class M-II-3 Certificates (after taking into account the distribution of the Class A-II, Class M-II-1, Class M-II-2 and M-II-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

     Eligible Master Servicing Compensation--With respect to each loan group and any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in that loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans in that loan group.

     Excess Cash Flow--With respect to each loan group and any distribution date, an amount equal to the sum of (a) the excess of (i) the related Available Distribution Amount for that distribution date over (ii) the sum of (A) the Interest Distribution Amount for Loan Group I or Loan Group II, as applicable, for that distribution date and (B) the Principal Remittance Amount for Loan Group I or Loan Group II, as applicable, for that distribution date to the extent not applied to the distribution of interest on the related offered certificates on that distribution date and (b) the related Overcollateralization Reduction Amount, if any, for that distribution date.

     Excess Overcollateralization Amount--With respect to each loan group and any distribution date, the excess, if any, of the related Overcollateralization Amount on that distribution date over the related Required Overcollateralization Amount for that distribution date.

     Group I Net WAC Cap Rate--For the October 2004 distribution date through the September 2006 distribution date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Group I Loans as of the end of the calendar month immediately preceding the month in which that distribution date occurs minus (2) the Pass-Through Rate for the Class A-IO Certificates for such distribution date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO Certificates immediately prior to such distribution date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Group I Loans immediately prior to such distribution date. With respect to any subsequent distribution date, the weighted average of the Net Mortgage Rates of the Group I Loans. In the case of the Class A-I-1 Certificates, the Group I Net WAC Cap Rate will be further adjusted to account for accrual on an actual/360-day basis.

     Group I Net WAC Cap Shortfall-- With respect to any class of Class A-I Certificates, other than the Class A-IO Certificates, and Class M-I Certificates and any distribution date on which the Group I Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest calculated at the Pass-Through Rate that would otherwise be applicable if the Group I Net WAC Cap Rate did not apply, over (y) Accrued Certificate Interest calculated using the Group I Net WAC Cap Rate.

     Group I Net WAC Cap Shortfall Carry-Forward Amount--With respect to any class of Class A-I Certificates, other than the Class A-IO Certificates, and Class M-I Certificates and any distribution date, an amount equal to the aggregate amount of the Group I Net WAC Cap Shortfall for that class on that distribution date, plus any unpaid Group I Net WAC Cap Shortfall from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at the applicable Pass-Through Rate.

     Group I Required Overcollateralization Amount--With respect to any distribution date, (a) prior to the distribution date in April 2005, $0, (b) on or after the distribution date in April 2005 but prior to the Group I Stepdown Date, an amount equal to 1.50% of the aggregate Stated Principal Balance of the Group I Loans as of the cut-off date, and (c) on or after the Group I Stepdown Date, the greater of (i) an amount equal to 3.00% of the aggregate outstanding Stated Principal Balance of the Group I Loans after giving effect to distributions made on that distribution date and (ii) the related Overcollateralization Floor; provided, however, that if a Group I Trigger Event is in effect, the Group I Required Overcollateralization Amount will be an amount equal to the Group I Required Overcollateralization Amount from the immediately preceding distribution date.

     Group I Senior Enhancement Percentage--With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M-I Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date.

     Group I Stepdown Date--The distribution date which is the earlier to occur of (a) the distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Class A-I Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in October 2007 and (ii) the first distribution date on which the Group I Senior Enhancement Percentage is equal to or greater than 21.50%.

     Group I Trigger Event--A Group I Trigger Event is in effect with respect to any distribution date on or after the Group I Stepdown Date if either (a) the related Sixty-Plus Delinquency Percentage for that distribution date exceeds 10.75% or (b) on or after the distribution date in October 2007, the aggregate amount of Realized Losses on the Group I Loans as a percentage of the initial aggregate Stated Principal Balance of the Group I Loans as of the cut-off date exceeds the applicable amount set forth below:

     October 2007 to September 2008:   1.50% with respect to October 2007, plus
                                       an additional 1/12th of 1.00% for each
                                       month thereafter.

     October 2008 to September 2009:   2.50% with respect to October 2008, plus
                                       an additional 1/12th of 0.75% for each
                                       month thereafter.

     October 2009 to September 2010:   3.25% with respect to October 2009, plus
                                       an additional 1/12th of 0.75% for each
                                       month thereafter.

     October 2010 and thereafter:      4.00%.

     Group II Basis Risk Shortfall--With respect to the Class A-II Certificates and Class M-II Certificates and any distribution date on which the Group II Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class calculated at a rate equal to the One-Month LIBOR plus the related Margin, provided that this rate is no greater than the Group II Weighted Average Maximum Net Mortgage Rate, over (y) Accrued Certificate Interest for that class calculated using the Group II Net WAC Cap Rate.

     Group II Basis Risk Shortfall Carry-Forward Amount--With respect to the Class A-II Certificates and Class M-II Certificates and any distribution date, an amount equal to the aggregate amount of the related Group II Basis Risk Shortfalls for that class on that distribution date, plus any unpaid Group II Basis Risk Shortfalls from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a rate equal to One-Month LIBOR plus the related Margin; provided that this rate is no greater than the Group II Weighted Average Maximum Net Mortgage Rate.

     Group II Net WAC Cap Rate--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

     Group II Required Overcollateralization Amount--With respect to any distribution date, (a) prior to the distribution date in April 2005, $0, (b) on or after the distribution date in April 2005 but prior to the Group II Stepdown Date, an amount equal to 1.80% of the aggregate Stated Principal Balance of the Group II Loans as of the cut-off date, and (c) on or after the Group I Stepdown Date, the greater of (i) an amount equal to 3.60% of the aggregate outstanding Stated Principal Balance of the Group II Loans after giving effect to distributions made on that distribution date and (ii) the related Overcollateralization Floor; provided, however, that if a Group II Trigger Event is in effect, the Group II Required Overcollateralization Amount will be an amount equal to the Group II Required Overcollateralization Amount from the immediately preceding distribution date.

     Group II Senior Enhancement Percentage--With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M-II Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date.

     Group II Stepdown Date--The distribution date which is the earlier to occur of (a) the distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Class A-II Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in October 2007 and (ii) the first distribution date on which the Group II Senior Enhancement Percentage is equal to or greater than 27.60%.

     Group II Trigger Event--A Group II Trigger Event is in effect with respect to any distribution date on or after the Group II Stepdown Date if either (a) the related Sixty-Plus Delinquency Percentage for that distribution date equals or exceeds 11.00% for that distribution date or (b) on or after the distribution date in October 2007, the aggregate amount of Realized Losses on the Group II Loans as a percentage of the initial aggregate Stated Principal Balance of the Group II Loans as of the cut-off date exceeds the applicable amount set forth below:

     October 2007 to September 2008:   2.25% with respect to October 2007, plus
                                       an additional 1/12th of 1.00% for each
                                       month thereafter.

     October 2008 to September 2009:   3.25% with respect to October 2008, plus
                                       an additional 1/12th of 1.00% for each
                                       month thereafter.

     October 2009 to September 2010:   4.25% with respect to October 2009, plus
                                       an additional 1/12th of 0.25% for each
                                       month thereafter.

     October 2010 and thereafter:      4.50%.

     Group II Weighted Average Maximum Net Mortgage Rate--With respect to any distribution date, the weighted average of the maximum Net Mortgage Rates of the Group II Loans, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

     Interest Accrual Period--With respect to any distribution date and the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class M-I Certificates, the prior calendar month. With respect to any distribution date and the Class A-I-1, Class A-II and Class M-II Certificates, (i) with respect to the distribution date in October 2004, the period commencing on the closing date and ending on the day preceding the distribution date in October 2004, and (ii) with respect to any distribution date after the distribution date in October 2004, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

     Interest Distribution Amount--With respect to either loan group and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Class A

Certificates and Class M Certificates for that distribution date, to the extent of the related Available Distribution Amount for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date.

     Margin--With respect to the Class A-I-1, Class A-II and Class M-II Certificates, the related margin set forth in the table below:

                                 Related Margins

 Class    (1)     (2)
------   -----   -----
A-I-1    0.180%  0.180%
A-II-1   0.170%  0.340%
A-II-2   0.300%  0.600%
A-II-3   0.530%  1.060%
M-II-1   0.620%  0.930%
M-II-2   1.100%  1.650%
M-II-3   1.750%  2.625%
M-II-4   1.850%  2.775%

(1)  Initially.

(2) On and after the second distribution date after the first possible optional termination date for the Group I Loans or the Group II Loans, as applicable.

     Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees accrue.

     Notional Amount--With respect to any distribution date specified below, the lesser of (x) the aggregate Stated Principal Balance of the Group I Loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs and (y) the amount specified below for the applicable distribution date:

Distribution Date             Notional Amount
-----------------             ---------------
October 2004                    $82,970,000
November 2004                   $78,840,000
December 2004                   $72,190,000
January 2005                    $71,530,000
February 2005                   $67,790,000
March 2005                      $62,580,000
April 2005                      $58,320,000
May 2005                        $57,250,000
June 2005                       $52,570,000
July 2005                       $48,840,000
August 2005                     $46,920,000
September 2005                  $43,050,000
October 2005                    $41,240,000
November 2005                   $38,200,000
December 2005                   $34,930,000

January 2006                    $35,710,000
February 2006                   $33,570,000
March 2006                      $30,920,000
April 2006                      $30,040,000
May 2006                        $27,750,000
June 2006                       $25,460,000
July 2006                       $24,330,000
August 2006                     $22,520,000
September 2006                  $21,350,000
October 2006 and thereafter     $         0

     One-Month LIBOR--The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

     Overcollateralization Amount--With respect to either loan group and any distribution date, the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans in the such loan group before giving effect to distributions of principal to be made on that distribution date, over the aggregate Certificate Principal Balance of the related Class A Certificates and the related Class M Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

     Overcollateralization Floor-With respect to either loan group, an amount equal to 0.50% of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date.

     Overcollateralization Increase Amount--With respect to either loan group and any distribution date, an amount equal to the lesser of (i) the related and non-related Excess Cash Flow available for distribution of the Overcollateralization Increase Amount for that loan group and for that distribution date and (ii) the excess, if any, of (x) the related Required Overcollateralization Amount for that distribution date over (y) the related Overcollateralization Amount for that distribution date; provided, that until the distribution date in April 2005, the Overcollateralization Increase Amount for each loan group shall be zero.

     Overcollateralization Reduction Amount--With respect to any distribution date and each loan group for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for the related loan group for that distribution date.

     Pass-Through Rate--With respect to the Class A-I-1 Certificates and any distribution date, the lesser of (i) One-Month LIBOR plus the related Margin and
(ii) the Group I Net WAC Cap Rate. With respect to the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-6 and Class M-I Certificates and any distribution date, the lesser of (i) the fixed rate listed on page S-5 and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-I-5 Certificates and any distribution date, the lesser of (i) the fixed rate listed on page S-5, including the increase of 0.50% per annum for the Pass Through Rate on the second distribution date following the first possible optional termination date and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-IO Certificates, 3.50% per annum for the October 2004 through September 2006 distribution dates, and, in the case of any distribution date after the 24th distribution date, 0% per annum. With respect to the Class A-II and Class M-II Certificates and any distribution date, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the Group II Net WAC Cap Rate.

     Prepayment Interest Shortfalls--With respect to each loan group and any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the related mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Overcollateralization Provisions" and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     Principal Distribution Amount-- With respect to each loan group and any distribution date, the lesser of (a) the sum of (i) the excess of (x) the related Available Distribution Amount over (y) the related Interest Distribution Amount and (ii) any non-related Excess Cash Flow used to pay principal on the related certificates as described under "--Overcollateralization Provisions" below and (b) the sum of the following:

     (i) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group received or advanced with respect to the related due period;

     (ii) the principal portion of all proceeds of the repurchase of mortgage loans in the related loan group, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

     (iii) the principal portion of all other unscheduled collections received on the mortgage loans in the related loan group during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

     (iv) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the related loan group in the calendar month preceding that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; and

     (v) the amount of any related Overcollateralization Increase Amount for that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below;

     minus

     (vi) the amount of any related Overcollateralization Reduction Amount for that distribution date; and

     (vii) any related Capitalization Reimbursement Amount.

          In no event will the Principal Distribution Amount for each loan group on any distribution date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the related offered certificates.

     Principal Remittance Amount--With respect to each loan group and any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

     Record Date--With respect to any class of certificates, other than the Class A-I-1 ,Class A-II and Class M-II Certificates, and any distribution date, the close of business on the last business day of the preceding calendar month. With respect to the Class A-I-1, Class A-II and Class M-II Certificates and any distribution date, the close of business on the day prior to that distribution date.

     Relief Act Shortfalls--Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

     Required Overcollateralization Amount--The Group I Required
Overcollateralization Amount or Group II Required Overcollateralization Amount, as applicable.

     Sixty-Plus Delinquency Percentage--With respect to either loan group and any distribution date on or after the Group I Stepdown Date or Group II Stepdown Date, as applicable, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the related mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the related mortgage loans immediately preceding that distribution date.

     Stated Principal Balance-- With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due in the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus
(b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

     Subordination Percentage--With respect to any class of offered certificates, the respective percentage set forth in the table below.

Class   Percentage    Class   Percentage
-----   ----------   ------   ----------
 A-I      78.50%      A-II      72.40%
M-I-1     86.50%     M-II-1     83.40%
M-I-2     92.50%     M-II-2     90.90%
M-I-3     95.00%     M-II-3     94.40%
M-I-4     97.00%     M-II-4     96.40%

     Subsequent Recoveries--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Distributions on the Offered Certificates

     Distributions on the offered certificates will be made by the trustee beginning in October 2004 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Distributions on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Distributions will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, distributions will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final distribution relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final distribution. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Texas or Illinois are required or authorized by law to be closed.

     With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

Multiple Loan Group Structure

     The mortgage loans in the trust consist of the Group I Loans and Group II Loans, as described above under "Description of the Mortgage Pool." Distributions on the Class A-I and Class M-I Certificates and Class A-II and Class M-II Certificates will be based primarily on amounts received or advanced with respect to the Group I Loans and Group II Loans, respectively. However, the Excess Cash Flow for a loan group will be available to pay amounts related to the following for the non-related loan group in the order of priority set forth below and as further described under "Overcollateralization Provisions" in this prospectus supplement:

     o    current Realized Losses;

     o    overcollateralization;

     o    Prepayment Interest Shortfalls;

     o    current Relief Act Shortfalls;

     o Group I Net WAC Cap Shortfall Carry-Forward Amounts or Group II Basis Risk Shortfall Carry-Forward Amounts, as applicable; and

     o the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

Interest Distributions

     On each distribution date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the related Accrued Certificate Interest thereon for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

     On each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the related Available Distribution Amount remaining after distributions of interest to the related Class A Certificates and distributions of interest to any related class of Class M Certificates with a higher payment priority.

     With respect to each loan group and any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset:

          o first, by the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from that loan group; and

          o second, by the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from the non-related loan group, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to the non-related loan group.

     Any Prepayment Interest Shortfalls which are not so covered will be allocated to the related Class A Certificates and Class M Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls. These shortfalls will accrue interest at the applicable Pass-Through Rate, as adjusted from time to time, and will be paid, together with interest thereon, on that distribution date or future distribution dates only to the extent of Excess Cash Flow available therefor as described in "--Overcollateralization Provisions" below. Relief Act Shortfalls will only be paid on the related distribution date and only to the extent of Excess Cash Flow available therefor as described in "--Overcollateralization Provisions" below.

     If the Pass-Through Rate on any class of Class A-I Certificates or Class M-I Certificates is equal to the Group I Net WAC Cap Rate, Group I Net WAC Cap Shortfalls will occur and will be reimbursed from Excess Cash Flow to the extent described in this prospectus supplement. If the Pass-Through Rate on the Class A-II Certificates or Class M-II Certificates is equal to the Group II Net WAC Cap Rate, Group II Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent described in this prospectus supplement. See "--Overcollateralization Provisions" below.

     The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or Relief Act Shortfalls.

Determination of One-Month LIBOR

     With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day immediately prior to the commencement of such Interest Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-I-1 Certificates, Class A-II Certificates and Class M-II Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A-I-1 Certificates, Class A-II Certificates and Class M-II Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     For any Interest Accrual Period, the trustee will determine One-Month LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date (or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A-I-1 Certificates, Class A-II Certificates and Class M-II Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions

     Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the related Interest Distribution Amount is distributed plus any non-related Excess Cash Flow available to pay principal on the related certificates as described under "--Overcollateralization Provisions" below, a distribution allocable to principal in the manner set forth below.

     The Class A-I Principal Distribution Amount will be distributed as follows:

          first, to the Class A-I-6 Certificates, an amount equal to the Class A-I-6 Lockout Distribution Amount for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

          second, to the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 Certificates and Class A-I-6 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

     The Class A-II Principal Distribution Amount will be distributed to the Class A-II-1, Class A-II-2, and Class A-II-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

     Holders of the Class M-I-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount and the Class A-I Principal Distribution Amount have been distributed, the Class M-I-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-II-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount and the Class A-II Principal Distribution Amount have been distributed, the Class M-II-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-I-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount have been distributed, the Class M-I-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-II-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount have been distributed, the Class M-II-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-I-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount, the Class M-I-1 Principal Distribution Amount and the Class M-I-2 Principal Distribution Amount have been distributed, the Class M-I-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-II-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal Distribution Amount and the Class M-II-2 Principal Distribution Amount have been distributed, the Class M-II-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-I-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount, the Class M-I-1 Principal Distribution Amount, the Class M-I-2 Principal Distribution Amount and the Class M-I-3 Principal Distribution Amount have been distributed, the Class M-I-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

     Holders of the Class M-II-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal Distribution Amount, the Class M-II-2 Principal Distribution Amount and the Class M-II-3 Principal Distribution Amount have been distributed, the Class M-II-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Overcollateralization Provisions

     The pooling and servicing agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on that distribution date, but only in the manner and to the extent hereafter described. Excess Cash Flow will be applied on any distribution date as follows:

          first, as part of the related Principal Distribution Amount, the principal portion of Realized Losses incurred on the mortgage loans in the related loan group for the preceding calendar month;

          second, as part of the non-related Principal Distribution Amount, the principal portion of Realized Losses incurred on the mortgage loans in the non-related loan group for the preceding calendar month, to the extent not covered by the Excess Cash Flow for that non-related loan group;

          third, beginning on the distribution date in April 2005, to pay the amount of any Overcollateralization Increase Amount for the related loan group as part of the related Principal Distribution Amount;

          fourth, beginning on the distribution date in April 2005, to pay the amount of any Overcollateralization Increase Amount for the non-related loan group as part of the non-related Principal Distribution Amount;

          fifth, to pay to the holders of the related Class A Certificates and Class M Certificates, pro rata based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the mortgage loans in the related loan group for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

          sixth, to pay to the holders of the non-related Class A Certificates and Class M Certificates, pro rata based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the mortgage loans in the non-related loan group for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date and to the extent not covered by the Excess Cash Flow for that non-related loan group;

          seventh, to pay the holders of the related Class A Certificates and Class M Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

          eighth, to pay the holders of the non-related Class A Certificates and Class M Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto, to the extent not covered by the Excess Cash Flow for that non-related loan group;

          ninth, to pay to the holders of the related Class A Certificates, pro rata, and then to the related Class M Certificates, in order of priority, the amount of any Group I Net WAC Cap Shortfall Carry-Forward Amount or any Group II Basis Risk Shortfall Carry-Forward Amount, as applicable;

          tenth, to pay to the holders of the non-related Class A Certificates, pro rata, and then to the non-related Class M Certificates, in order of priority, the amount of any Group I Net WAC Cap Shortfall Carry-Forward Amount or any Group II Basis Risk Shortfall Carry-Forward Amount, as applicable, in each case to the extent not covered by the Excess Cash Flow for that non-related loan group;

          eleventh, to pay the holders of the related Class A Certificates and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto with respect to the mortgage loans in the related loan group for that distribution date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

          twelfth, to pay the holders of the non-related Class A Certificates and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto with respect to the mortgage loans in the non-related loan group for that distribution date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date, to the extent not covered by the Excess Cash Flow for that non-related loan group;

          thirteenth, to pay to the holders of the related Class A Certificates, pro rata, and then to the related Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

          fourteenth, to pay to the holders of the non-related Class A Certificates, pro rata, and then to the non-related Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

          fifteenth, to pay to the holders of the related Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     On any distribution date, any amounts payable pursuant to clauses first through fourth above shall be included in the related Principal Distribution Amount and shall be paid as described in "Principal Distributions" above.

     In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount, as applicable.

     The pooling and servicing agreement requires that the Excess Cash Flow for each loan group, to the extent available as described above, will be applied as an accelerated distribution of principal first, on the related Class A Certificates, other than the Class A-IO Certificates, and the related Class M Certificates, then to the non-related Class A Certificates, other than the Class A-IO Certificates, and then to the non-related Class M Certificates to the extent that the related Required Overcollateralization Amount exceeds the related Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash Flow to the distribution of principal on the Class A Certificates, other than the Class A-IO Certificates, and the Class M Certificates has the effect of accelerating the amortization of those Class A Certificates relative to the amortization of the related mortgage loans.

     In the event that the Required Overcollateralization Amount for a loan group is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the related Class A Certificates, other than the Class A-IO Certificates, and Class M Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A Certificates and Class M Certificates relative to the amortization of the related mortgage loans and of reducing the related Overcollateralization Amount.

Allocation of Losses

     With respect to each loan group and any distribution date, Realized Losses on the related mortgage loans will be allocated or covered in the following order of priority:

          o first, to the related Excess Cash Flow for the related distribution date;

          o second, to the non-related Excess Cash Flow for the related distribution date;

          o third, by the reduction of the related Overcollateralization Amount until reduced to zero;

          o fourth, if the aggregate Certificate Principal Balance of all classes of offered certificates is greater than the aggregate Stated Principal Balance of all of the mortgage loans,

                    o for the losses on the Group I Loans, to the Class M-I-4 Certificates and for the losses on the Group II Loans, to the Class M-II-4 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                    o for the losses on the Group I Loans, to the Class M-I-3 Certificates and for the losses on the Group II Loans, to the Class M-II-3 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                    o for the losses on the Group I Loans, to the Class M-I-2 Certificates and for the losses on the Group II Loans, to the Class M-II-2 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                    o for the losses on the Group I Loans, to the Class M-I-1 Certificates and for the losses on the Group II Loans, to the Class M-II-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                    o for losses on the Group I Loans, to all of the Class A-I Certificates, other than the Class A-IO Certificates, on a pro rata basis, for losses on the Group II Loans, to all of the Class A-II Certificates on a pro rata basis, and in each case until the Certificate Principal Balances thereof have been reduced to zero.

     Because Realized Losses will only be allocated to the offered certificates if the aggregate Certificate Principal Balance of all classes of offered certificates is greater than the aggregate Stated Principal Balance of all of the mortgage loans due to the operation of clause fourth above, either loan


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group could be undercollateralized from time to time. If a loan group is undercollateralized and the aggregate Certificate Principal Balance of all classes of offered certificates becomes greater than the aggregate Stated Principal Balance of all of the mortgage loans, the Certificate Principal Balance of the outstanding class of offered certificates with the lowest priority in that undercollateralized loan group will be reduced to the extent necessary to make the aggregate Certificate Principal Balance of all classes of offered certificates equal to the aggregate Stated Principal Balance of all of the mortgage loans.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

     The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to an offered certificate, other than a Class A-IO Certificate, will be allocated in reduction of its Certificate Principal Balance, until the Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to an offered certificate will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the distribution priority for the certificates set forth in this prospectus supplement.

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of Class A Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates. In addition, overcollateralization and the application of Excess Cash Flow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates and Class M Certificates on each distribution date.

     The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest in the trust evidenced by any class of Class M Certificates with a higher distribution priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of related Class M Certificates with a lower distribution priority.

     In addition, instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Securities--Servicing and Administration of Loans" in the prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage


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loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the sum of the rates at which the master servicing and subservicing fees are paid. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

Advances

     Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

     Advances are required to be made only to the extent that they, in the good faith judgment of the master servicer, are recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. In connection with the failure by the related mortgagor to make a balloon payment, to the extent deemed recoverable, the master servicer will Advance an amount equal to the monthly payment for such balloon loan due prior to the balloon payment. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made.

     In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates. Further, Advances will also be reimbursable to the extent they have been added to the unpaid principal balance of the mortgage loans.

     In addition, see "Description of the Securities--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.


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     The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Limited Mortgage Loan Purchase Right

     The pooling and servicing agreement will provide that Residential Funding through an affiliate will have the option at any time to purchase any of the mortgage loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each mortgage loan so purchased, up to a maximum of five mortgage loans. In the event that this option is exercised as to any five mortgage loans in the aggregate, this option will thereupon terminate.

                       Yield and Prepayment Considerations

General

     The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

     o The rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

     o The allocation of principal distributions among the various classes of certificates;

     o The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

     o The timing of the exercise by the master servicer of an optional termination;

     o    The Pass-Through Rate on that class of offered certificates; and

     o    The purchase price paid for that class of offered certificates.

     In addition, the Class A-I-6 Certificates have special yield considerations because they are lockout certificates and the Class A-IO Certificates have special yield considerations because they are interest-only certificates.

     For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

     The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the related mortgage loans

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and the amount and timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of Principal Prepayments by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly, and the timing of Realized Losses on the mortgage loans will, affect the yield to an investor in the offered certificates, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal distributions on the offered certificates entitled to distributions of principal. The Class A-I Certificates and Class M-I Certificates are primarily affected by the rate and timing of principal distributions on the Group I Loans and the Class A-II Certificates and Class M-II Certificates are primarily affected by the rate and timing of principal distributions on the Group II Loans are primarily affected by the rate and timing of principal payments on the mortgage loans.

     The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 54.6% and 58.5% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool--Mortgage Loan Characteristics" in this prospectus supplement. Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus. The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

     The mortgage loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

     Prepayments, liquidations and purchases of the mortgage loans in each loan group will result in distributions to holders of the related offered certificates, other than the Class A-IO Certificates, of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the related offered certificates, other than the Class A-IO Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate

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and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

     A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loans and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

Allocation of Principal Distributions

     The yields to maturity on the offered certificates will be affected by the allocation of principal distributions among the offered certificates. The Class A Certificates, other than the Class A-IO Certificates, are entitled to receive distributions in accordance with various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of distribution will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Class A Certificates, other than the Class A-IO Certificates, with a later priority of distribution will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, losses, liquidations and purchases, on the mortgage loans in the related loan group.

     As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal payments will be distributed to each class of Class M Certificates. Unless the Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the related Class M Certificates will not be entitled to receive distributions of principal until the Group I Stepdown Date or Group II Stepdown Date, as applicable. Furthermore, if a Group I Trigger Event or Group II Trigger Event is in effect, the related Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the related Class M Certificates, the subordination afforded the related Class A Certificates by the related Class M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the related Class M Certificates will be extended.

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     As described under "Description of the Certificates--Allocation of Losses"
and "--Advances," amounts otherwise distributable to holders of one or more classes of the related Class M Certificates may be made available to protect the holders of the related Class A Certificates and holders of any related Class M Certificates with a higher distribution priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

     Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal distributions on one or more classes of the related Class M Certificates if delinquencies or losses cause a Group I Trigger Event or Group II Trigger Event.

     The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent of any related Overcollateralization Reduction Amount. In addition, the amount of the related Overcollateralization Increase Amount paid to the offered certificates on any distribution date will be affected by, among other things, the level of delinquencies and losses on the related mortgage loans, and the level of One-Month LIBOR and Twelve-Month LIBOR. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Realized Losses and Interest Shortfalls

     The yields to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash Flow, overcollateralization, cross-collateralization or subordination provided by any related Class M Certificates with a lower distribution priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

     The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including Prepayment Interest Shortfalls, on the related mortgage loans to the extent not covered by the Excess Cash Flow or by the master servicer, in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls will only be covered by Excess Cash Flow to the extent described in this prospectus supplement. Relief Act Shortfalls arising in an Interest Accrual Period will only be covered to the extent of Excess Cash Flow available therefor in the manner described under "Description of the Certificates--Overcollateralization Provisions" and such interest shortfalls will not carry forward or be paid on any subsequent distribution date. See "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the

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mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS'r' System, it becomes necessary to remove any mortgage loan from registration on the MERS'r' System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of related certificates with the lowest distribution priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

Pass-Through Rates

     The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

     Because the mortgage rates on the Group I Loans and the Pass-Through Rates on the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class M-I Certificates are generally fixed, such rates will not change in response to changes in market interest rates, except to the extent the Pass-Through Rates on these certificates are reduced to the Group I Net WAC Cap Rate. Accordingly, if market interest rates or market yields for securities similar to those classes of Class A-I Certificates and the Class M-I Certificates were to rise, the market value of these certificates may decline. In addition, the Pass-Through Rates on the Class A-I Certificates, other than the Class A-IO Certificates, and the Class M-I Certificates are subject to a cap equal to the Group I Net WAC Cap Rate. Therefore, the prepayment of the Group I Loans with higher mortgage rates may result in a lower Pass-Through Rate on any class of Class A-I Certificates, other than the Class A-IO Certificates, or Class M-I Certificates.

     To the extent the Group I Net WAC Cap Rate is paid on any class of Class A-I Certificates, other than the Class A-IO Certificates, or Class M-I Certificates, the difference between the Group I Net WAC Cap Rate and the Pass-Through Rate that such class would have received absent the cap will create a shortfall that will carry forward with interest thereon. These shortfalls will be payable only from Excess Cash Flow, as and to the extent described in this prospectus supplement, and may remain unpaid on the related optional termination date and final distribution date.

     Each class of Class A-II Certificates and Class M-II Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Group II Net WAC Cap Rate is less than One-Month LIBOR plus the related Margin for a class of Class A-II Certificates or Class M-II Certificates, the Pass-Through Rate on that class will be limited to the Group II Net WAC Cap Rate. Thus, the yield to investors in the Class A-II Certificates and Class M-II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Group II Net WAC Cap Rate. Therefore, the prepayment of the Group II Loans with higher mortgage rates may result in a lower Pass-Through Rate on any class of Class A-II Certificates and Class M-II Certificates. If on any distribution date the application of the Group II Net WAC Cap Rate results in an interest distribution lower than One-Month LIBOR plus the related Margin on any class of Class A-II Certificates or Class M-II Certificates during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

     Investors in the Class A-II Certificates and Class M-II Certificates should be aware that the Group II Loans have adjustable interest rates. Consequently, the interest that becomes due on the Group II Loans during the related due period may be less than interest that would accrue on the Class A-II Certificates and Class M-II Certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the Class A-II Certificates and Class M-II Certificates may receive interest at the Group II Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization. In addition, because the initial mortgage rates on the Group II Loans may be lower than the related minimum mortgage rates, the Group II Net WAC Cap Rate will initially be less than it will be once the Group II Loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the Group II Loans have adjusted to their fully-indexed rate, there is a greater risk that the Pass-Through Rate on any class of Class A-II Certificates or Class M-II Certificates may be limited by the Group II Net WAC Cap Rate.

     To the extent the Group II Net WAC Cap Rate is paid on any class of Class A-II Certificates or Class M-II Certificates the difference between the Group II Net WAC Cap Rate and One-Month LIBOR plus the related Margin, will create a shortfall that will carry forward with interest thereon, provided that the amount of the shortfall that will carry forward will be capped at the Group II Weighted Average Maximum Net Mortgage Rate. These shortfalls will be payable only from Excess Cash Flow and may remain unpaid on the related optional termination date and final distribution date.

Purchase Price

     The yields to maturity on the offered certificates will depend on the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Class A-I-6 Certificates Yield Considerations

     Investors in the Class A-I-6 Certificates should be aware that the Class A-I-6 Certificates will not receive any distributions of principal prior to the distribution date occurring in October 2007 and will receive a disproportionately small portion of principal distributions prior to the distribution date occurring in October 2010 with respect to the Group I Loans, unless the Certificate Principal Balances of the Class A-I Certificates, other than the Class A-I-6 Certificates, have been reduced to zero. As a result, the weighted average life of the Class A-I-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-I-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Class A-I Certificates entitled to principal distributions. On or after the distribution date in October 2011, if the Certificate Principal Balance of the Class A-I-6 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including mortgagor prepayments, on the Group I Loans will be allocated to the Class A-I-6 Certificates.

Class A-IO Certificates Yield Considerations

     If, at any time the Notional Amount of the Class A-IO Certificates is reduced to the aggregate Stated Principal Balance of the Group I Loans, the yield to investors in the Class A-IO Certificates will become extremely sensitive to the rate and timing of principal payments on those mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the master servicer exercises its option to terminate the trust with respect to the Group I Loans as described under "Pooling and Servicing Agreement--Termination" in this prospectus supplement and that action results in the retirement of the Class A-IO Certificates prior to the distribution date in

September 2006, then the holders of the Class A-IO Certificates will receive fewer than the twenty-four distributions of interest that they would otherwise have been entitled to receive. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Group I Loans could result in the failure of such investors to fully recover their investments.

     Based upon the structuring assumptions, and further assuming (x) prepayments on the Group I Loans occur at approximately 70% CPR, (y) an assumed purchase price, including accrued interest, of approximately $3,154,470.63, and
(z) the master servicer exercises its option to purchase the Group I Loans on the first possible distribution date, the pre-tax yield of the Class A-IO Certificates would be below 0%. If the actual prepayment rate on the Group I Loans were to exceed that rate, then assuming the Group I Loans behave in conformity with all other structuring assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

     The pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the closing date to equal the assumed purchase price, which includes accrued interest, and converting such monthly rate to a corporate bond equivalent rate. Such calculation does not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

Final Scheduled Distribution Dates

     Assuming no prepayments, losses or delinquencies on the mortgage loans, a Group I Required Overcollateralization Amount of $0, a Group II Required Overcollateralization Amount of $0, no Excess Cash Flow on any distribution date, and that the optional termination is not exercised for either loan group, the final distribution date on the Class A Certificates will be as follows:

     o    for the Class A-IO Certificates, the distribution date in September
          2006;

     o    for the Class A-I-1 Certificates, the distribution date in April 2024;

     o    for the Class A-I-2 Certificates, the distribution date in October
          2027;

     o    for the Class A-I-3 Certificates, the distribution date in January
          2031;

     o    for the Class A-I-4 Certificates, the distribution date in May 2033;

     o    for the Class A-I-5 Certificates, the distribution date in July 2034;

     o    for the Class A-I-6 Certificates, the distribution date in May 2034;

     o    for the Class A-II-1 Certificates, the distribution date in June 2024;

     o for the Class A-II-2 Certificates, the distribution date in February 2032; and

     o    for the Class A-II-3 Certificates, the distribution date in July 2034.

     The final scheduled distribution date with respect to the Class M Certificates will be the distribution date in September 2034, which is the distribution date occurring in the month of the last scheduled monthly payment on any mortgage loan. Due to losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance or Notional Amount, as applicable, of any class of offered certificates on or before its final scheduled distribution date.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates, other than the Class A-IO Certificates, will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment assumption used in this prospectus supplement with respect to the mortgage loans, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. With respect to the Group I Loans, a 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 4% per annum of the then outstanding principal balance of the Group I Loans in the first month of the life of the mortgage loans, and an additional approximate 1.9091% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of those mortgage loans, a 100% prepayment assumption assumes a CPR of 25% per annum each month. With respect to the Group II Loans, a 100% prepayment assumption assumes a CPR of 4% per annum of the then outstanding principal balance of the Group II Loans in the first month of the life of those mortgage loans, and an additional approximate 2.3636% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 30% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, or no prepayments. Correspondingly, a 200% prepayment assumption assumes a prepayment rate equal to 200% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the trust.

     The tables set forth below have been prepared on the basis of assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance.

     The tables assume, among other things, the following structuring assumptions:

     o as of the date of issuance of the offered certificates, the Group I Loans consist of four hypothetical mortgage loans with the following aggregate characteristics as of the cut off date:

                                                 Original   Remaining                Original
            Aggregate                             Term to    Term to               Amortization
 Loan       Principal      Mortgage    Expense   Maturity    Maturity      Age         Term
Number       Balance         Rate     Fee Rate   (months)    (months)   (months)     (months)
------   ---------------   --------   --------   --------   ---------   --------   ------------
  I-1    $  1,555,062.14    8.00705%   0.30000%     180        178          2           180
  I-2         622,246.07    9.26986    0.30000      180        179          1           360
  I-3         359,111.39    7.47018    0.30000      240        237          3           240
  I-4     167,464,653.80    7.93416    0.30000      360        358          2           360

     o as of the date of issuance of the offered certificates, the Group II Loans consist of two hypothetical mortgage loans with the following aggregate characteristics as of the cut off date:

                                                                                                  Months
                                                 Original   Remaining               Months to     Between
            Aggregate                             Term to    Term to                  Next         Rate
 Loan       Principal      Mortgage    Expense   Maturity    Maturity      Age     Adjustment   Adjustment
Number       Balance         Rate     Fee Rate   (months)    (months)   (months)      Date         Dates
------   ---------------   --------   --------   --------   ---------   --------   ----------   ----------
 II-1    $ 75,972,965.89    7.36120%   0.30000%     360        358          2          22           12
 II-2     114,043,881.34    7.14110    0.30000      360        359          1          35           12

                    Initial              Lifetime   Lifetime
 Loan     Gross    Periodic   Periodic    Maximum    Minimum
Number    Margin   Rate Cap   Rate Cap     Rate       Rate
------   -------   --------   --------   --------   --------
 II-1    4.55104%   2.01227%   1.99410%  13.35122%   4.72138%
 II-2    4.11995    2.00136    1.99896   13.14110    4.13643

     o the scheduled monthly payment for the mortgage loans have been based on their outstanding balances, interest rates and remaining terms to maturity so that the mortgage loans will amortize in amounts sufficient for repayment thereof over their remaining terms to maturity;

     o none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan and the master servicer does not exercise its option to purchase the mortgage loans and thereby cause a termination of the trust on the Optional Termination Date, except where indicated;

     o there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of the prepayment assumption set forth in the tables;

     o there is no Prepayment Interest Shortfall, Group I Net WAC Cap Shortfall, Group II Basis Risk Shortfall, Relief Act Shortfall or any other interest shortfall in any month;

     o distributions on the certificates will be received on the 25th day of each month, commencing in October 2004;

     o    payments on the mortgage loans earn no reinvestment return;

     o the expenses described under "Description of the Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

     o    One-Year LIBOR will remain constant at 2.36375% per annum;

     o    One-Month LIBOR will remain constant at 1.75000% per annum; and

     o    the certificates will be purchased on September 29, 2004.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the mortgage loans in the trust are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the offered certificates outstanding over time and the weighted average lives of the offered certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the prepayment assumption shown.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class A-I-1 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................      93     66     53     39     26     13
September 25, 2006......................      90     30      3      0      0      0
September 25, 2007......................      87      0      0      0      0      0
September 25, 2008......................      84      0      0      0      0      0
September 25, 2009......................      80      0      0      0      0      0
September 25, 2010......................      76      0      0      0      0      0
September 25, 2011......................      73      0      0      0      0      0
September 25, 2012......................      69      0      0      0      0      0
September 25, 2013......................      65      0      0      0      0      0
September 25, 2014......................      61      0      0      0      0      0
September 25, 2015......................      57      0      0      0      0      0
September 25, 2016......................      52      0      0      0      0      0
September 25, 2017......................      46      0      0      0      0      0
September 25, 2018......................      40      0      0      0      0      0
September 25, 2019......................      33      0      0      0      0      0
September 25, 2020......................      26      0      0      0      0      0
September 25, 2021......................      19      0      0      0      0      0
September 25, 2022......................      10      0      0      0      0      0
September 25, 2023......................       1      0      0      0      0      0
September 25, 2024......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   11.18   1.52   1.11   0.90   0.77   0.68
Weighted Average Life in Years** (to
   Call)................................   11.18   1.52   1.11   0.90   0.77   0.68

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class A-I-2 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100     45      0      0
September 25, 2007......................     100     97     11      0      0      0
September 25, 2008......................     100     37      0      0      0      0
September 25, 2009......................     100      0      0      0      0      0
September 25, 2010......................     100      0      0      0      0      0
September 25, 2011......................     100      0      0      0      0      0
September 25, 2012......................     100      0      0      0      0      0
September 25, 2013......................     100      0      0      0      0      0
September 25, 2014......................     100      0      0      0      0      0
September 25, 2015......................     100      0      0      0      0      0
September 25, 2016......................     100      0      0      0      0      0
September 25, 2017......................     100      0      0      0      0      0
September 25, 2018......................     100      0      0      0      0      0
September 25, 2019......................     100      0      0      0      0      0
September 25, 2020......................     100      0      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................      78      0      0      0      0      0
September 25, 2025......................      51      0      0      0      0      0
September 25, 2026......................      22      0      0      0      0      0
September 25, 2027......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   21.04   3.81   2.60   2.00   1.63   1.38
Weighted Average Life in Years** (to
   Call)................................   21.04   3.81   2.60   2.00   1.63   1.38

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class A-I-3 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100     88     37
September 25, 2007......................     100    100    100     38      0      0
September 25, 2008......................     100    100     50      0      0      0
September 25, 2009......................     100     85      8      0      0      0
September 25, 2010......................     100     52      0      0      0      0
September 25, 2011......................     100     26      0      0      0      0
September 25, 2012......................     100     10      0      0      0      0
September 25, 2013......................     100      0      0      0      0      0
September 25, 2014......................     100      0      0      0      0      0
September 25, 2015......................     100      0      0      0      0      0
September 25, 2016......................     100      0      0      0      0      0
September 25, 2017......................     100      0      0      0      0      0
September 25, 2018......................     100      0      0      0      0      0
September 25, 2019......................     100      0      0      0      0      0
September 25, 2020......................     100      0      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................     100      0      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................     100      0      0      0      0      0
September 25, 2027......................      97      0      0      0      0      0
September 25, 2028......................      70      0      0      0      0      0
September 25, 2029......................      42      0      0      0      0      0
September 25, 2030......................      10      0      0      0      0      0
September 25, 2031......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   24.70   6.29   4.08   3.00   2.34   1.95
Weighted Average Life in Years**
   (to Call)............................   24.70   6.29   4.08   3.00   2.34   1.95

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class A-I-4 Certificates
                                           -----------------------------------------
Prepayment Assumption                        0%     50%     75%   100%   125%   150%
---------------------                      -----   -----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100     100    100    100    100    100
September 25, 2005......................     100     100    100    100    100    100
September 25, 2006......................     100     100    100    100    100    100
September 25, 2007......................     100     100    100    100     72     11
September 25, 2008......................     100     100    100     89     34      0
September 25, 2009......................     100     100    100     43      0      0
September 25, 2010......................     100     100     74     14      0      0
September 25, 2011......................     100     100     47      0      0      0
September 25, 2012......................     100     100     35      0      0      0
September 25, 2013......................     100      93     21      0      0      0
September 25, 2014......................     100      75      7      0      0      0
September 25, 2015......................     100      58      0      0      0      0
September 25, 2016......................     100      42      0      0      0      0
September 25, 2017......................     100      28      0      0      0      0
September 25, 2018......................     100      15      0      0      0      0
September 25, 2019......................     100       3      0      0      0      0
September 25, 2020......................     100       0      0      0      0      0
September 25, 2021......................     100       0      0      0      0      0
September 25, 2022......................     100       0      0      0      0      0
September 25, 2023......................     100       0      0      0      0      0
September 25, 2024......................     100       0      0      0      0      0
September 25, 2025......................     100       0      0      0      0      0
September 25, 2026......................     100       0      0      0      0      0
September 25, 2027......................     100       0      0      0      0      0
September 25, 2028......................     100       0      0      0      0      0
September 25, 2029......................     100       0      0      0      0      0
September 25, 2030......................     100       0      0      0      0      0
September 25, 2031......................      72       0      0      0      0      0
September 25, 2032......................      29       0      0      0      0      0
September 25, 2033......................       0       0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   27.54   11.67   7.37   5.00   3.72   2.76
Weighted Average Life in Years**
   (to Call)............................   27.54   11.67   7.37   5.00   3.72   2.76

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                     Class A-I-5 Certificates
                                           --------------------------------------------
Prepayment Assumption                        0%     50%     75%     100%   125%    150%
---------------------                      -----   -----   -----   -----   ----    ----
Distribution Date

Initial Percentage......................     100     100     100     100    100     100
September 25, 2005......................     100     100     100     100    100     100
September 25, 2006......................     100     100     100     100    100     100
September 25, 2007......................     100     100     100     100    100     100
September 25, 2008......................     100     100     100     100    100      84
September 25, 2009......................     100     100     100     100     92      35
September 25, 2010......................     100     100     100     100     59      17
September 25, 2011......................     100     100     100      92     40      10
September 25, 2012......................     100     100     100      83     39      10
September 25, 2013......................     100     100     100      67     31      10
September 25, 2014......................     100     100     100      52     22       5
September 25, 2015......................     100     100      90      39     13       1
September 25, 2016......................     100     100      73      29      7       0
September 25, 2017......................     100     100      58      20      3       0
September 25, 2018......................     100     100      46      13      0       0
September 25, 2019......................     100     100      36       8      0       0
September 25, 2020......................     100      89      28       4      0       0
September 25, 2021......................     100      75      22       1      0       0
September 25, 2022......................     100      63      15       0      0       0
September 25, 2023......................     100      52      10       0      0       0
September 25, 2024......................     100      43       6       0      0       0
September 25, 2025......................     100      35       3       0      0       0
September 25, 2026......................     100      28       1       0      0       0
September 25, 2027......................     100      22       0       0      0       0
September 25, 2028......................     100      15       0       0      0       0
September 25, 2029......................     100      10       0       0      0       0
September 25, 2030......................     100       5       0       0      0       0
September 25, 2031......................     100       2       0       0      0       0
September 25, 2032......................     100       0       0       0      0       0
September 25, 2033......................      70       0       0       0      0       0
September 25, 2034......................       0       0       0       0      0       0
Weighted Average Life in Years*
   (to Maturity)........................   29.27   19.93   14.41   10.63   7.60    5.28
Weighted Average Life in Years**
   (to Call)............................   28.66   15.32   10.65    7.87   5.93    4.62

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class A-I-6 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................      99     92     90     89     89     90
September 25, 2009......................      99     85     81     78     75     73
September 25, 2010......................      98     76     68     61     55     50
September 25, 2011......................      96     65     54     45     37     30
September 25, 2012......................      90     41     27     18     13     15
September 25, 2013......................      85     26     14      7      4      3
September 25, 2014......................      79     16      7      3      1      *
September 25, 2015......................      73     10      3      1      *      *
September 25, 2016......................      67      6      2      *      *      0
September 25, 2017......................      61      4      1      *      *      0
September 25, 2018......................      55      2      *      *      0      0
September 25, 2019......................      48      1      *      *      0      0
September 25, 2020......................      42      1      *      *      0      0
September 25, 2021......................      36      *      *      *      0      0
September 25, 2022......................      30      *      *      0      0      0
September 25, 2023......................      25      *      *      0      0      0
September 25, 2024......................      20      *      *      0      0      0
September 25, 2025......................      15      *      *      0      0      0
September 25, 2026......................      11      *      *      0      0      0
September 25, 2027......................       8      *      0      0      0      0
September 25, 2028......................       6      *      0      0      0      0
September 25, 2029......................       3      *      0      0      0      0
September 25, 2030......................       2      *      0      0      0      0
September 25, 2031......................       1      *      0      0      0      0
September 25, 2032......................       *      0      0      0      0      0
September 25, 2033......................       *      0      0      0      0      0
September 25, 2034......................       0      0      0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   15.01   7.78   6.97   6.50   6.24   6.13
Weighted Average Life in Years***
   (to Call)............................   15.01   7.76   6.91   6.31   5.60   4.91

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class M-I-1 Certificates
                                           -----------------------------------------
Prepayment Assumption                        0%     50%     75%   100%   125%   150%
---------------------                      -----   -----   ----   ----   ----   ----
Distribution Date

Initial Percentage .....................     100     100    100    100    100    100
September 25, 2005 .....................     100     100    100    100    100    100
September 25, 2006 .....................     100     100    100    100    100    100
September 25, 2007 .....................     100     100    100    100    100    100
September 25, 2008 .....................     100     100     89     66     48     34
September 25, 2009 .....................     100     100     71     49     33     21
September 25, 2010 .....................     100      87     57     36     22     13
September 25, 2011 .....................     100      75     46     27     15      8
September 25, 2012 .....................     100      65     37     20     10      1
September 25, 2013 .....................     100      56     29     15      6      0
September 25, 2014 .....................     100      48     23     11      0      0
September 25, 2015 .....................     100      41     18      8      0      0
September 25, 2016 .....................     100      35     15      3      0      0
September 25, 2017 .....................     100      30     12      0      0      0
September 25, 2018 .....................     100      25      9      0      0      0
September 25, 2019 .....................     100      21      7      0      0      0
September 25, 2020 .....................     100      18      2      0      0      0
September 25, 2021 .....................     100      15      0      0      0      0
September 25, 2022 .....................     100      12      0      0      0      0
September 25, 2023 .....................     100      10      0      0      0      0
September 25, 2024 .....................     100       8      0      0      0      0
September 25, 2025 .....................     100       6      0      0      0      0
September 25, 2026 .....................     100       2      0      0      0      0
September 25, 2027 .....................      91       0      0      0      0      0
September 25, 2028 .....................      80       0      0      0      0      0
September 25, 2029 .....................      69       0      0      0      0      0
September 25, 2030 .....................      57       0      0      0      0      0
September 25, 2031 .....................      44       0      0      0      0      0
September 25, 2032 .....................      29       0      0      0      0      0
September 25, 2033 .....................      14       0      0      0      0      0
September 25, 2034 .....................       0       0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity) .......................   26.36   11.06   7.69   5.81   4.79   4.25
Weighted Average Life in Years**
   (to Call) ...........................   26.25   10.30   7.09   5.35   4.43   3.96

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class M-I-2 Certificates
                                           -----------------------------------------
Prepayment Assumption                        0%     50%     75%   100%   125%   150%
---------------------                      -----   -----   ----   ----   ----   ----
Distribution Date

Initial Percentage .....................     100     100    100    100    100    100
September 25, 2005 .....................     100     100    100    100    100    100
September 25, 2006 .....................     100     100    100    100    100    100
September 25, 2007 .....................     100     100    100    100    100    100
September 25, 2008 .....................     100     100     89     66     48     34
September 25, 2009 .....................     100     100     71     49     33     21
September 25, 2010 .....................     100      87     57     36     22     12
September 25, 2011 .....................     100      75     46     27     15      1
September 25, 2012 .....................     100      65     37     20      6      0
September 25, 2013 .....................     100      56     29     15      0      0
September 25, 2014 .....................     100      48     23      7      0      0
September 25, 2015 .....................     100      41     18      1      0      0
September 25, 2016 .....................     100      35     15      0      0      0
September 25, 2017 .....................     100      30      9      0      0      0
September 25, 2018 .....................     100      25      4      0      0      0
September 25, 2019 .....................     100      21      0      0      0      0
September 25, 2020 .....................     100      18      0      0      0      0
September 25, 2021 .....................     100      15      0      0      0      0
September 25, 2022 .....................     100      11      0      0      0      0
September 25, 2023 .....................     100       7      0      0      0      0
September 25, 2024 .....................     100       2      0      0      0      0
September 25, 2025 .....................     100       0      0      0      0      0
September 25, 2026 .....................     100       0      0      0      0      0
September 25, 2027 .....................      91       0      0      0      0      0
September 25, 2028 .....................      80       0      0      0      0      0
September 25, 2029 .....................      69       0      0      0      0      0
September 25, 2030 .....................      57       0      0      0      0      0
September 25, 2031 .....................      44       0      0      0      0      0
September 25, 2032 .....................      29       0      0      0      0      0
September 25, 2033 .....................      14       0      0      0      0      0
September 25, 2034 .....................       0       0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity) .......................   26.34   10.87   7.53   5.68   4.65   4.07
Weighted Average Life in Years**
   (to Call) ...........................   26.25   10.30   7.09   5.34   4.39   3.86

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class M-I-3 Certificates
                                           -----------------------------------------
Prepayment Assumption                        0%     50%     75%   100%   125%   150%
---------------------                      -----   -----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100     100    100    100    100    100
September 25, 2005......................     100     100    100    100    100    100
September 25, 2006......................     100     100    100    100    100    100
September 25, 2007......................     100     100    100    100    100    100
September 25, 2008......................     100     100     89     66     48     34
September 25, 2009......................     100     100     71     49     33     21
September 25, 2010......................     100      87     57     36     22      0
September 25, 2011......................     100      75     46     27      5      0
September 25, 2012......................     100      65     37     19      0      0
September 25, 2013......................     100      56     29      4      0      0
September 25, 2014......................     100      48     23      0      0      0
September 25, 2015......................     100      41     15      0      0      0
September 25, 2016......................     100      35      4      0      0      0
September 25, 2017......................     100      30      0      0      0      0
September 25, 2018......................     100      25      0      0      0      0
September 25, 2019......................     100      21      0      0      0      0
September 25, 2020......................     100      13      0      0      0      0
September 25, 2021......................     100       5      0      0      0      0
September 25, 2022......................     100       0      0      0      0      0
September 25, 2023......................     100       0      0      0      0      0
September 25, 2024......................     100       0      0      0      0      0
September 25, 2025......................     100       0      0      0      0      0
September 25, 2026......................     100       0      0      0      0      0
September 25, 2027......................      91       0      0      0      0      0
September 25, 2028......................      80       0      0      0      0      0
September 25, 2029......................      69       0      0      0      0      0
September 25, 2030......................      57       0      0      0      0      0
September 25, 2031......................      44       0      0      0      0      0
September 25, 2032......................      29       0      0      0      0      0
September 25, 2033......................       2       0      0      0      0      0
September 25, 2034......................       0       0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   26.29   10.52   7.26   5.47   4.46   3.90
Weighted Average Life in Years**
   (to Call)............................   26.25   10.30   7.09   5.34   4.37   3.82

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class M-I-4 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................     100    100     89     66     48     34
September 25, 2009......................     100    100     71     49     32      3
September 25, 2010......................     100     87     57     36      6      0
September 25, 2011......................     100     75     46     17      0      0
September 25, 2012......................     100     65     37      0      0      0
September 25, 2013......................     100     56     23      0      0      0
September 25, 2014......................     100     48      8      0      0      0
September 25, 2015......................     100     41      0      0      0      0
September 25, 2016......................     100     35      0      0      0      0
September 25, 2017......................     100     24      0      0      0      0
September 25, 2018......................     100     13      0      0      0      0
September 25, 2019......................     100      3      0      0      0      0
September 25, 2020......................     100      0      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................     100      0      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................     100      0      0      0      0      0
September 25, 2027......................      91      0      0      0      0      0
September 25, 2028......................      80      0      0      0      0      0
September 25, 2029......................      69      0      0      0      0      0
September 25, 2030......................      57      0      0      0      0      0
September 25, 2031......................      44      0      0      0      0      0
September 25, 2032......................      23      0      0      0      0      0
September 25, 2033......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   26.16   9.98   6.85   5.16   4.22   3.67
Weighted Average Life in Years**
   (to Call)............................   26.16   9.98   6.85   5.16   4.22   3.67

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class A-II-1 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................      94     70     59     47     35     22
September 25, 2006......................      91     37     13      0      0      0
September 25, 2007......................      88     10      0      0      0      0
September 25, 2008......................      85      0      0      0      0      0
September 25, 2009......................      82      0      0      0      0      0
September 25, 2010......................      78      0      0      0      0      0
September 25, 2011......................      75      0      0      0      0      0
September 25, 2012......................      70      0      0      0      0      0
September 25, 2013......................      66      0      0      0      0      0
September 25, 2014......................      61      0      0      0      0      0
September 25, 2015......................      57      0      0      0      0      0
September 25, 2016......................      51      0      0      0      0      0
September 25, 2017......................      46      0      0      0      0      0
September 25, 2018......................      40      0      0      0      0      0
September 25, 2019......................      33      0      0      0      0      0
September 25, 2020......................      26      0      0      0      0      0
September 25, 2021......................      19      0      0      0      0      0
September 25, 2022......................      11      0      0      0      0      0
September 25, 2023......................       2      0      0      0      0      0
September 25, 2024......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   11.29   1.70   1.24   1.00   0.85   0.75
Weighted Average Life in Years**
   (to Call)............................   11.29   1.70   1.24   1.00   0.85   0.75

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class A-II-2 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100     87     59     33
September 25, 2007......................     100    100     71     35      5      0
September 25, 2008......................     100     81     45     19      0      0
September 25, 2009......................     100     60     25      1      0      0
September 25, 2010......................     100     43     10      0      0      0
September 25, 2011......................     100     30      0      0      0      0
September 25, 2012......................     100     18      0      0      0      0
September 25, 2013......................     100      8      0      0      0      0
September 25, 2014......................     100      *      0      0      0      0
September 25, 2015......................     100      0      0      0      0      0
September 25, 2016......................     100      0      0      0      0      0
September 25, 2017......................     100      0      0      0      0      0
September 25, 2018......................     100      0      0      0      0      0
September 25, 2019......................     100      0      0      0      0      0
September 25, 2020......................     100      0      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................      91      0      0      0      0      0
September 25, 2025......................      78      0      0      0      0      0
September 25, 2026......................      67      0      0      0      0      0
September 25, 2027......................      56      0      0      0      0      0
September 25, 2028......................      45      0      0      0      0      0
September 25, 2029......................      33      0      0      0      0      0
September 25, 2030......................      20      0      0      0      0      0
September 25, 2031......................       6      0      0      0      0      0
September 25, 2032......................       0      0      0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   23.48   5.95   4.06   3.00   2.26   1.85
Weighted Average Life in Years***
   (to Call)............................   23.48   5.95   4.06   3.00   2.26   1.85

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                    Class A-II-3 Certificates
                                           ------------------------------------------
Prepayment Assumption                        0%     50%     75%    100%   125%   150%
---------------------                      -----   -----   -----   ----   ----   ----
Distribution Date

Initial Percentage......................     100     100     100    100    100    100
September 25, 2005......................     100     100     100    100    100    100
September 25, 2006......................     100     100     100    100    100    100
September 25, 2007......................     100     100     100    100    100     50
September 25, 2008......................     100     100     100    100     98     50
September 25, 2009......................     100     100     100    100     61     34
September 25, 2010......................     100     100     100     70     37     18
September 25, 2011......................     100     100      95     48     23     10
September 25, 2012......................     100     100      72     33     14      3
September 25, 2013......................     100     100      55     23      8      *
September 25, 2014......................     100     100      41     16      3      0
September 25, 2015......................     100      83      31     11      *      0
September 25, 2016......................     100      69      24      6      0      0
September 25, 2017......................     100      57      18      3      0      0
September 25, 2018......................     100      47      13      1      0      0
September 25, 2019......................     100      38      10      0      0      0
September 25, 2020......................     100      31       6      0      0      0
September 25, 2021......................     100      25       4      0      0      0
September 25, 2022......................     100      20       2      0      0      0
September 25, 2023......................     100      16       *      0      0      0
September 25, 2024......................     100      13       0      0      0      0
September 25, 2025......................     100      10       0      0      0      0
September 25, 2026......................     100       7       0      0      0      0
September 25, 2027......................     100       4       0      0      0      0
September 25, 2028......................     100       2       0      0      0      0
September 25, 2029......................     100       1       0      0      0      0
September 25, 2030......................     100       0       0      0      0      0
September 25, 2031......................     100       0       0      0      0      0
September 25, 2032......................      78       0       0      0      0      0
September 25, 2033......................      38       0       0      0      0      0
September 25, 2034......................       0       0       0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   28.71   14.77   10.23   7.61   5.95   4.33
Weighted Average Life in Years*** (to
   Call)................................   28.33   12.36    8.41   6.23   4.88   3.48

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class M-II-1 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................     100    100     75     52     35     49
September 25, 2009......................     100     88     58     36     21     12
September 25, 2010......................     100     74     44     25     13      6
September 25, 2011......................     100     62     33     17      8      0
September 25, 2012......................     100     51     25     12      3      0
September 25, 2013......................     100     43     19      8      0      0
September 25, 2014......................     100     36     15      5      0      0
September 25, 2015......................     100     29     11      *      0      0
September 25, 2016......................     100     24      8      0      0      0
September 25, 2017......................     100     20      6      0      0      0
September 25, 2018......................     100     16      3      0      0      0
September 25, 2019......................     100     13      0      0      0      0
September 25, 2020......................     100     11      0      0      0      0
September 25, 2021......................     100      9      0      0      0      0
September 25, 2022......................     100      7      0      0      0      0
September 25, 2023......................     100      5      0      0      0      0
September 25, 2024......................     100      2      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................      95      0      0      0      0      0
September 25, 2027......................      85      0      0      0      0      0
September 25, 2028......................      75      0      0      0      0      0
September 25, 2029......................      64      0      0      0      0      0
September 25, 2030......................      53      0      0      0      0      0
September 25, 2031......................      41      0      0      0      0      0
September 25, 2032......................      27      0      0      0      0      0
September 25, 2033......................      13      0      0      0      0      0
September 25, 2034......................       0      0      0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   26.07   9.46   6.48   5.01   4.36   4.24
Weighted Average Life in Years*** (to
   Call)................................   25.94   8.72   5.93   4.59   4.04   3.97

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class M-II-2 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................     100    100     75     52     35     22
September 25, 2009......................     100     88     58     36     21     12
September 25, 2010......................     100     74     44     25     13      1
September 25, 2011......................     100     62     33     17      5      0
September 25, 2012......................     100     51     25     12      0      0
September 25, 2013......................     100     43     19      4      0      0
September 25, 2014......................     100     36     15      0      0      0
September 25, 2015......................     100     29     11      0      0      0
September 25, 2016......................     100     24      5      0      0      0
September 25, 2017......................     100     20      *      0      0      0
September 25, 2018......................     100     16      0      0      0      0
September 25, 2019......................     100     13      0      0      0      0
September 25, 2020......................     100     11      0      0      0      0
September 25, 2021......................     100      6      0      0      0      0
September 25, 2022......................     100      3      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................     100      0      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................      95      0      0      0      0      0
September 25, 2027......................      85      0      0      0      0      0
September 25, 2028......................      75      0      0      0      0      0
September 25, 2029......................      64      0      0      0      0      0
September 25, 2030......................      53      0      0      0      0      0
September 25, 2031......................      41      0      0      0      0      0
September 25, 2032......................      27      0      0      0      0      0
September 25, 2033......................      13      0      0      0      0      0
September 25, 2034......................       0      0      0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   26.05   9.30   6.36   4.88   4.15   3.82
Weighted Average Life in Years***
   (to Call)............................   25.94   8.72   5.93   4.56   3.90   3.62

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class M-II-3 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................     100    100     75     52     35     22
September 25, 2009......................     100     88     58     36     21      2
September 25, 2010......................     100     74     44     25      6      0
September 25, 2011......................     100     62     33     16      0      0
September 25, 2012......................     100     51     25      2      0      0
September 25, 2013......................     100     43     19      0      0      0
September 25, 2014......................     100     36      9      0      0      0
September 25, 2015......................     100     29      *      0      0      0
September 25, 2016......................     100     24      0      0      0      0
September 25, 2017......................     100     20      0      0      0      0
September 25, 2018......................     100     14      0      0      0      0
September 25, 2019......................     100      7      0      0      0      0
September 25, 2020......................     100      *      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................     100      0      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................      95      0      0      0      0      0
September 25, 2027......................      85      0      0      0      0      0
September 25, 2028......................      75      0      0      0      0      0
September 25, 2029......................      64      0      0      0      0      0
September 25, 2030......................      53      0      0      0      0      0
September 25, 2031......................      41      0      0      0      0      0
September 25, 2032......................      27      0      0      0      0      0
September 25, 2033......................       6      0      0      0      0      0
September 25, 2034......................       0      0      0      0      0      0
Weighted Average Life in Years**
   (to Maturity)........................   26.01   9.02   6.15   4.70   3.96   3.59
Weighted Average Life in Years***
   (to Call)............................   25.94   8.72   5.93   4.53   3.83   3.48

----------
*    Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

       Percent of Initial Certificate Principal Balance Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                   Class M-II-4 Certificates
                                           ----------------------------------------
Prepayment Assumption                        0%     50%    75%   100%   125%   150%
---------------------                      -----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage......................     100    100    100    100    100    100
September 25, 2005......................     100    100    100    100    100    100
September 25, 2006......................     100    100    100    100    100    100
September 25, 2007......................     100    100    100    100    100    100
September 25, 2008......................     100    100     75     52     35     11
September 25, 2009......................     100     88     58     36     10      0
September 25, 2010......................     100     74     44     19      0      0
September 25, 2011......................     100     62     33      0      0      0
September 25, 2012......................     100     51     21      0      0      0
September 25, 2013......................     100     43      4      0      0      0
September 25, 2014......................     100     36      0      0      0      0
September 25, 2015......................     100     29      0      0      0      0
September 25, 2016......................     100     18      0      0      0      0
September 25, 2017......................     100      6      0      0      0      0
September 25, 2018......................     100      0      0      0      0      0
September 25, 2019......................     100      0      0      0      0      0
September 25, 2020......................     100      0      0      0      0      0
September 25, 2021......................     100      0      0      0      0      0
September 25, 2022......................     100      0      0      0      0      0
September 25, 2023......................     100      0      0      0      0      0
September 25, 2024......................     100      0      0      0      0      0
September 25, 2025......................     100      0      0      0      0      0
September 25, 2026......................      95      0      0      0      0      0
September 25, 2027......................      85      0      0      0      0      0
September 25, 2028......................      75      0      0      0      0      0
September 25, 2029......................      64      0      0      0      0      0
September 25, 2030......................      53      0      0      0      0      0
September 25, 2031......................      41      0      0      0      0      0
September 25, 2032......................      27      0      0      0      0      0
September 25, 2033......................       0      0      0      0      0      0
Weighted Average Life in Years*
   (to Maturity)........................   25.90   8.60   5.86   4.48   3.77   3.41
Weighted Average Life in Years**
   (to Call)............................   25.90   8.59   5.85   4.47   3.76   3.40

----------
* The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the Optional Termination Date.

                         Pooling and Servicing Agreement

General

     The certificates will be issued pursuant to the pooling and servicing agreement dated as of cut-off date, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint Wells Fargo Bank Minnesota, N.A., to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Agreements--The Trustee" in the prospectus.

The Master Servicer

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates pursuant to the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus and "Description of the Mortgage Pool--Residential Funding" in this prospectus supplement.

     The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's Home Solution Program at the time of purchase by Residential Funding, were being master serviced by Residential Funding on the dates indicated and are included in previously securitized pools.

     The data presented in the following table are for illustrative purposes only and there can be no assurance that the delinquency and foreclosure experience shown in the table will be representative of the results that may be experienced with respect to the mortgage loans.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on May 1 that remained unpaid as of the close of business on May 31 would still be considered current as of May 31. If that payment remained unpaid as of the close of business on June 30, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                  Home Solution Program Delinquency Experience*

                            At December 31, 2001   At December 31, 2002   At December 31, 2003     At June 30, 2004
                            --------------------   --------------------   --------------------   -------------------
                                          By                     By                     By                    By
                            By No.      Dollar     By No.      Dollar     By No.      Dollar     By No.     Dollar
                              of        Amount       of        Amount       of        Amount       of       Amount
                            Loans      of Loans    Loans      of Loans    Loans      of Loans    Loans     of Loans
                            ------     ---------   ------    ----------   ------    ----------   ------   ----------
                             (Dollar Amounts in     (Dollar Amounts in     (Dollar Amounts in     (Dollar Amounts in
                                 Thousands)             Thousands)             Thousands)             Thousands)
Total Loan Portfolio        6,303      $878,157    15,337    $2,250,057   30,198    $4,450,230   31,686   $4,580,197
Period of Delinquency
30 to 59 days                  50         7,221       137        18,169      355        48,050      365   $   49,063
60 to 89 days                  16         2,209        56         8,188      150        20,132      151   $   20,398
90 days or more                34         4,447        77         9,639      190        25,393      159   $   20,191
Foreclosures Pending           53         8,840       211        31,370      396        56,816      470   $   64,034
Total Delinquent Loans        153      $ 22,717       481    $   67,366    1,091    $  150,390    1,145   $  153,685
Percent of Loan Portfolio   2.427%        2.587%    3.136%        2.994%   3.613%        3.379%   3.614%       3.355%

* Mortgage loans from the Residential Asset Mortgage Products, Inc. Series 2000-RZ3 transaction are not included in the delinquency experience statistics.

Servicing and Other Compensation and Payment of Expenses

     The servicing fee for each mortgage loan is payable out of the interest payments on the mortgage loan. The servicing fee rate in respect of each mortgage loan will be at least 0.30% per annum of the outstanding principal balance of the mortgage loan. The servicing fee consists of servicing compensation payable to the master servicer in respect of its master servicing activities, and subservicing and other related compensation payable to the related primary servicer or subservicer, as applicable, including any compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no primary servicer or subservicer. The primary compensation to be paid to the master servicer in respect of its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. The primary servicer or subservicer, as applicable, is entitled to servicing compensation in a minimum amount equal to 0.25% per annum with respect to each mortgage loan of the outstanding principal balance of each mortgage loan serviced by it. As of the cut-off date, the weighted average of the servicing fee rates is approximately 0.3000% per annum with respect to the mortgage loans. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Securities--Withdrawals from the Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the primary servicer or subservicer, as applicable, and for information regarding expenses payable by the master servicer.

Voting Rights

     Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 97% of all voting rights will be allocated among all holders of the offered certificates, other than the Class A-IO certificates, in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates, 1% of all voting rights will be allocated to the holders of the Class A-IO Certificates and 1% of all voting rights will be allocated to holders of the Class R Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance or Notional Amount, as applicable, of that certificate by the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of all of the certificates of that class.

Termination

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The master servicer will have the option on any distribution date when the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the Group I Loans as of the cut-off date, or when the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the Group II Loans as of the cut-off date, as applicable, (i) to purchase all remaining Group I Loans or Group II Loans, as applicable, and other assets in the trust related thereto, thereby effecting early retirement of the Class A-I Certificates and Class M-I Certificates or Class A-II Certificates and Class M-II Certificates, as applicable, or (ii) to purchase in whole, but not in part, the Class A-I Certificates and Class M-I Certificates or Class A-II Certificates and Class M-II Certificates, as applicable.

     Any such purchase of Group I Loans or Group II Loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each

Group I Loan or Group II Loan, as applicable, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to Group I Loans or Group II Loans, as applicable, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed Advance attributable to principal, as of the date of repurchase and (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination

     Distributions on the certificates in respect of any optional termination related to the Group I Loans will be paid, first, to the Class A-I Certificates on a pro rata basis, second, to the Class M-I Certificates in their order of distribution priority and third, to the related Class SB Certificates and Class R Certificates. Distributions on the certificates in respect of any optional termination related to the Group II Loans will be paid, first, to the Class A-II Certificates on a pro rata basis, second, to the Class M-II Certificates in their order of distribution priority and third, to the related Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the related certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property in the related loan group and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

     Any such purchase of an offered certificate as discussed above will be made at a price equal to 100% of its Certificate Principal Balance plus one month's interest accrued thereon at the applicable Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfall Carry-Forward Amounts or Group II Basis Risk Shortfall Carry-Forward Amounts, as applicable, or any Relief Act Shortfalls. Promptly upon the purchase of those offered certificates, the master servicer will retire the related REMIC in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of those offered certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfall Carry-Forward Amounts or Group II Basis Risk Shortfall Carry-Forward Amounts, as applicable, or any Relief Act Shortfalls.

                             Method of Distribution

     Subject to the terms and conditions set forth in an underwriting agreement, dated September 23, 2004, Greenwich Capital Markets, Inc. and Residential Funding Securities Corporation have severally agreed to purchase, and the depositor has agreed to sell the respective amounts of each class of offered certificates set forth below:

                              Greenwich Capital     Residential Funding
Class                           Markets, Inc.     Securities Corporation
-----                         -----------------   ----------------------
A-I-1 .....................      $28,367,500            $28,367,500
A-I-2 .....................      $12,062,000            $12,062,000
A-I-3 .....................      $12,615,000            $12,615,000
A-I-4 .....................      $11,019,000            $11,019,000
A-I-5 .....................      $ 6,574,000            $ 6,574,000
A-I-6 .....................      $ 6,500,000            $ 6,500,000
A-IO ......................      $41,485,000            $41,485,000
A-II-1 ....................      $40,859,500            $40,859,500
A-II-2 ....................      $30,614,000            $30,614,000
A-II-3 ....................      $12,126,500            $12,126,500
M-I-1 .....................      $ 3,400,000            $ 3,400,000
M-I-2 .....................      $ 2,550,000            $ 2,550,000
M-I-3 .....................      $ 1,062,500            $ 1,062,500
M-I-4 .....................      $   850,000            $   850,000
M-II-1 ....................      $ 5,225,000            $ 5,225,000
M-II-2 ....................      $ 3,562,500            $ 3,562,500
M-II-3 ....................      $ 1,662,500            $ 1,662,500
M-II-4 ....................      $   950,000            $   950,000

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about September 29, 2004, against payment therefor in immediately available funds.

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 100.51% of the aggregate Certificate Principal Balance of the offered certificates, plus accrued interest from the cut-off date on the offered certificates, other than the Class A-I-1 Certificates, Class A-II Certificates and Class M-II Certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

     Residential Funding Securities Corporation is an affiliate of the master servicer and the depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

     This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, one of the underwriters and an affiliate of the depositor and the master servicer, in connection with offers and sales related to market making transactions in the offered certificates. In these market making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                 Use of Proceeds

     The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the offered certificates in market-making transactions by Residential Funding Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.

                    Material Federal Income Tax Consequences

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

     Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as five REMICs under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

     o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

     o the Class R-III Certificates will constitute the sole class of "residual interests" in REMIC III

     o the Class R-IV Certificates will constitute the sole class of "residual interests" in REMIC IV;

     o the Class R-V Certificates will constitute the sole class of "residual interests" in REMIC V; and

     o each class of offered certificates and the Class SB Certificates will represent ownership of "regular interests" in REMIC V and will generally be treated as debt instruments of REMIC V.

     See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

     For federal income tax purposes, the Class A-IO Certificates will, and all other classes of offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Considerations--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

     The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those offered certificates.

     Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the certificates. In the absence of other authority, the trustee intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the Prospectus.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service.

     Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of offered certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of an offered certificate pursuant to the right of the servicer to repurchase the offered certificates may adversely affect any REMIC that holds the certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Considerations--Classification of REMICs and FASITs" in the prospectus.

     For further information regarding federal income tax considerations of investing in the certificates, see "Material Federal Income Tax Considerations" in the prospectus.

                        State and Other Tax Consequences

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                              ERISA Considerations

     A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus, so long as the Class A Certificates are rated at least "AA-" or "Aa3" at the time of purchase. However, the RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The Department of Labor issued PTE 2002-41, 67 Fed. Reg. 54487 (August 22,
2002), which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary.

     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

     Because the exemptive relief afforded by the RFC exemption as currently in effect or any similar exemption that may be available will not apply to the purchase, sale or holding of the Class M Certificates or any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase, no Class M Certificate and no Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, unless:

          o    the acquirer or holder is an insurance company;

          o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as defined in U.S. Department of Labor Prohibited Transaction Class Exemption 95-60; and

          o the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     Each beneficial owner of a Class M Certificate or any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan or other ERISA plan asset investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate, any Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the depositor, the trustee, the underwriters, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

     The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                Legal Investment

     The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     One or more classes of the offered certificates may be viewed as "complex securities" under TB13a and TB73a, which apply to thrift institutions regulated by the OTS.

     See "Legal Investment Matters" in the prospectus.

                                  Legal Matters

     Legal matters concerning the offered certificates will be passed upon for the depositor and Residential Funding Securities Corporation by Orrick, Herrington & Sutcliffe llp, New York, New York and for Greenwich Capital Markets, Inc. by Mayer, Brown, Rowe & Maw LLP, New York, New York.

                                     Ratings

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. It is a condition of the issuance of the Class M-I-1 Certificates and Class M-II-1 Certificates that they be rated at least "AA" by Standard & Poor's and "Aa2" by Moody's. It is a condition of the issuance of the Class M-I-2 Certificates and Class M-II-2 Certificates that they be rated at least "A" by Standard & Poor's and "A2" by Moody's. It is a condition of the issuance of the Class M-I-3 Certificates and Class M-II-3 Certificates that they be rated at least "BBB+" by Standard & Poor's and "Baa1" by Moody's. It is a condition of the issuance of the Class M-I-4 Certificates and Class M-II-4 Certificates that they be rated at least "BBB" by Standard & Poor's and "Baa2" by Moody's.

     The ratings assigned by Moody's to the offered certificates address the structural, legal and issuer-related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of distributions required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make distributions required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Yield and Prepayment Considerations" in this prospectus supplement.

     In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls.

     The depositor has not requested a rating on the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and Standard & Poor's. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                                                         ANNEX I

                           ERISA REPRESENTATION LETTER

                                     [date]

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor,
New York, New York 10004
Attention: Residential Asset Mortgage Products Inc. Series 2004-RZ3

      Re: Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed
          Pass-Through Certificates, Series 2004-RZ3, Class M-___

Ladies and Gentlemen:

     [_______________] (the "Purchaser") intends to purchase from [____________]
(the "Seller") $[____________] initial Certificate Principal Balance of the above-referenced certificates, issued under the pooling and servicing agreement, dated as of September 1, 2004, among Residential Asset Mortgage Products, Inc., as depositor, Residential Funding Corporation, as master servicer and JPMorgan Chase Bank, as trustee. All terms used in this ERISA Representation Letter and not otherwise defined shall have the meanings set forth in the pooling and servicing agreement.

     The Purchaser hereby certifies, represents and warrants to, and covenants with the Seller, the trustee and the master servicer that, either:

     (a) The Purchaser is not an employee benefit or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code (a "Plan"), or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any Plan within the meaning of the DOL regulation at 29 C.F.R. Section 2510.3-101; or

     (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account," as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the trustee and the master servicer that the Purchaser will not transfer the certificates to any Plan or person unless that Plan or person meets the requirements in either (a) or (b) above.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                       I-1


CIK       0001099391
CCC       4hcgsw$t
File NO   333-117232
Module    RAMP081204

                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.


                                  $360,000,000


                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2004-RZ3


                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------


                             RBS GREENWICH CAPITAL
                              GMAC RFC SECURITIES


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, will be required to deliver a prospectus supplement and prospectus until December 23, 2004.


                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as....................    'r'